                                                         EXHIBIT (10)(B)(3)
                                                         ------------------










                             TENTH CITY ASSOCIATES,

                                             Owner


                                       TO


                        THE BEAR STEARNS COMPANIES, INC.,

                                             Tenant





                             -----------------------
                                      Lease

                             -----------------------


                           Dated as of August 26, 1994

                                TABLE OF CONTENTS
                                -----------------

     1.   Demise; Term; Rent . . . . . . . . . . . . . . . . . . . . .    1
     2.   Occupancy  . . . . . . . . . . . . . . . . . . . . . . . . .    3
     3.   Tenant Alterations . . . . . . . . . . . . . . . . . . . . .    5
     4.   Maintenance and Repairs  . . . . . . . . . . . . . . . . . .    8
     5.   Window Cleaning  . . . . . . . . . . . . . . . . . . . . . .    9
     6.   Requirements of Law, Insurance, Floor Loads  . . . . . . . .   10
     7.   Subordination  . . . . . . . . . . . . . . . . . . . . . . .   12
     8.   Property - Loss, Damage, Reimbursement, Indemnity  . . . . .   15
     9.   Destruction, Fire and Other Casualty . . . . . . . . . . . .   16
     10.  Eminent Domain . . . . . . . . . . . . . . . . . . . . . . .   19
     11.  Assignment, Subletting Mortgage, Etc.  . . . . . . . . . . .   19
     12.  Electric Current . . . . . . . . . . . . . . . . . . . . . .   27
     13.  Access to Premises . . . . . . . . . . . . . . . . . . . . .   31
     14.  Vault, Vault Space, Area . . . . . . . . . . . . . . . . . .   31
     15.  Occupancy  . . . . . . . . . . . . . . . . . . . . . . . . .   32
     16.  Default  . . . . . . . . . . . . . . . . . . . . . . . . . .   32
     17.  Re-entry by Owner  . . . . . . . . . . . . . . . . . . . . .   35
     18.  Damages; Injunction; Waiver  . . . . . . . . . . . . . . . .   35
     19.  Fees and Expenses  . . . . . . . . . . . . . . . . . . . . .   37
     20.  Building Alterations and Management  . . . . . . . . . . . .   37
     21.  No Representations by Owner  . . . . . . . . . . . . . . . .   38
     22.  End of Term  . . . . . . . . . . . . . . . . . . . . . . . .   39
     23.  Quiet Enjoyment  . . . . . . . . . . . . . . . . . . . . . .   40
     24.  Tenant Satellite Dish  . . . . . . . . . . . . . . . . . . .   40
     25.  No Waiver  . . . . . . . . . . . . . . . . . . . . . . . . .   43
     26.  Waiver of Trial by Jury  . . . . . . . . . . . . . . . . . .   44
     27.  Inability to Perform . . . . . . . . . . . . . . . . . . . .   44
     28.  Bills and Notices  . . . . . . . . . . . . . . . . . . . . .   47
     29.  Services Provided by Owner . . . . . . . . . . . . . . . . .   48
     30.  Captions . . . . . . . . . . . . . . . . . . . . . . . . . .   51
     31.  Definitions  . . . . . . . . . . . . . . . . . . . . . . . .   51
     32.  Adjacent Excavation - Shoring  . . . . . . . . . . . . . . .   52
     33.  Rules and Regulations  . . . . . . . . . . . . . . . . . . .   52
     34.  Signage  . . . . . . . . . . . . . . . . . . . . . . . . . .   53
     35.  Estoppel Certificate . . . . . . . . . . . . . . . . . . . .   54
     36.  Successors and Assigns . . . . . . . . . . . . . . . . . . .   54
     37.  Late Charge  . . . . . . . . . . . . . . . . . . . . . . . .   54
     38.  Real Estate Tax Escalation . . . . . . . . . . . . . . . . .   54
     39.  Operating Expense Escalation . . . . . . . . . . . . . . . .   56
     40.  Brokerage  . . . . . . . . . . . . . . . . . . . . . . . . .   61
     41.  Renewal Option . . . . . . . . . . . . . . . . . . . . . . .   61
     42.  Arbitration  . . . . . . . . . . . . . . . . . . . . . . . .   64
     43.  Tenth Floor Expansion Space  . . . . . . . . . . . . . . . .   65
     44.  Offer Space Option . . . . . . . . . . . . . . . . . . . . .   66
     45.  Tenant's Termination Option  . . . . . . . . . . . . . . . .   69


























     NYFS04...:\25\22625\0110\7120\LSE92394.W00

     EXHIBITS
     --------
     Exhibit A - Floor Plans
     Exhibit B - Owner's work
     Exhibit C - Form of License Agreement
     Exhibit D - Cleaning Specifications
     Exhibit E - Rules and Regulations

                             INDEX OF DEFINED TERMS



     Definition                                     Where Defined
     ----------                                     -------------
     AAA                                            Section 42(c)
     ADA                                            Section 6(a)
     Affiliate                                      Section 11(a)(iii)
     Alleged Default                                Section 16(b)(i)
     Amortized Capital Improvement                  Section 39(a)
     Ancillary Uses                                 Section 2(b)
     Applicable Percentage                          Section 22(b)
     Available                                      Section 44(a)
     Base Rent                                      Section 1(c)
     Base Tax Year                                  Section 38(a)
     Basic Year                                     Section 39(a)
     Building                                       Introduction
     Business Days                                  Section 31(c)
     Business Hours                                 Section 31(d)
     Conforming Transaction                         Section 11(b)
     Contractor's Estimate                          Section 9(g)
     Correspondents                                 Section 11(a)(vi)
     Correspondent Firm                             Section 11(a)(vi)
     Critical Default                               Section 16(b)(ii)
     Dispute Notice                                 Section 16(b)(i)
     Expansion Space                                Section 43(a)
     Expansion Space Rent Commencement Date         Section 43(b)
     Expansion Space Inclusion Date                 Section 43(c)
     Force Majeure                                  Section 27(c)
     Inclusion Amount                               Section 12(a)
     Market Rent                                    Section 41(c)(i)
     Market Rental Notice                           Section 41(d)
     New Tenant                                     Section 22(b)(ii)
     Notice of Estimate                             Section 12(a)
     Offer Acceptance Notice                        Section 44(b)
     Offer Notice                                   Section 44(b)
     Offer Space                                    Section 44(a)
     Offer Space Option                             Section 44(b)
     Original Tenant                                Section 11(h)
     OS Inclusion Date                              Section 44(a)
     Owner                                          Introduction;
                                                      Section 31(b)
     Owner's Rate Schedule                          Section 12(b)(i)
     Owner's Work                                   Section 15(c)
     Prime Rate                                     Section 37
     Qualified Alteration                           Section 3(a)
     Recapture Date                                 Section 11(b)

     Recapture Notice                               Section 11(b)
     Recapture Response Notice                      Section 11(b)
     Recapture Right                                Section 11(b)
     Renewal Notice                                 Section 41(b)
     Renewal Option                                 Section 41(a)
     Renewal Term                                   Section 41(a)
     Rent                                           Section 1(c)
     Rules and Regulations                          Section 33
     Satellite Dish                                 Section 24(a)
     Submeter Date                                  Section 12(b)(i)
     Superior Instruments                           Section 7(a)
     Taxes                                          Section 38(a)
     Tenant                                         Introduction
     Tenant Competitor                              Section 20(b)
     Tenant Supported Charity                       Section 11(a)(vi)
     Tenant's Basic Cost                            Section 11(f)(i)
     Tenant's Estimated Share                       Section 39(b)
     Tenant's Share                                 Section 38(a)
     Tentative Monthly Electric Charge              Section 12(b)(ii)
     Termination Date                               Section 45(a)
     Termination Notice                             Section 45(a)
     Termination Option                             Section 45(a)
     Third Renewal Term                             Section 41(a)
     Transaction Costs                              Section 11(f)(i)
     Transfer Notice                                Section 11(c)

          LEASE, made as of this 26th day of August, 1994, between TENTH CITY ASSOCIATES, a New York general partnership having an office at 26 Broadway, New York, New York 10004-1898 ("Owner"), and THE BEAR
                                               -----
     STEARNS COMPANIES, INC., a Delaware corporation having an office at 245 Park Avenue, New York, New York 10167 ("Tenant").
                                                 ------

                               W I T N E S S E T H
                               -------------------
          WHEREAS, Owner is willing to lease to Tenant and Tenant is willing to hire from Owner, on the terms hereinafter set forth, certain space in the office building located at 575 Lexington Avenue, New York, New York (the "Building").
                              --------
          NOW, THEREFORE, Owner and Tenant agree as follows:


     1.   DEMISE; TERM; RENT:
          ------------------
          (a) Owner hereby leases to Tenant and Tenant hereby hires from Owner, subject to Section 1(e) below, the following space in the
     Building:

               (i) the entire 7th floor of the Building, as shown on the plan annexed as Exhibit A-1;

              (ii) the entire 8th floor of the Building, as shown on the plan annexed as Exhibit A-2;

             (iii) the entire 9th floor of the Building, as shown on the plan annexed as Exhibit A-3;

              (iv) the portion of the 10th floor of the Building designated as suite "1020" on Exhibit A-4; and

               (v) the entire 11th floor of the Building, as shown on the plan annexed as Exhibit A-5.

          (b) The term of this Lease shall be for a period of ten (10) years and three (3) months, to commence on October 1, 1994 and to end on December 31, 2004, both dates inclusive, as such term may be extended pursuant to Article 41 below (including, without limitation, Section 41(f)(iii)) or until such term shall sooner cease and expire as hereinafter provided.

          (c)  Tenant shall pay to Owner base rent ("Base Rent") as
                                                     ---------
     follows:

               (i) for the period commencing on April 1, 1995 to and including the day before the Expansion Space Rent Commencement Date, at an annual rate of THREE MILLION TWO HUNDRED FIFTEEN THOUSAND SIX HUNDRED FORTY-SIX ($3,215,646.00) DOLLARS, payable in equal monthly installments of TWO HUNDRED SIXTY SEVEN THOUSAND NINE HUNDRED SEVENTY AND 50/100 ($267,970.50) DOLLARS; and

              (ii) for the period commencing on the Expansion Space Rent Commencement Date to and including the last day of the term of this Lease, at an annual rate of THREE MILLION TWO HUNDRED NINETY-TWO THOUSAND FOUR HUNDRED SIXTY-SEVEN AND 50/100 ($3,292,467.50) DOLLARS, payable in equal monthly installments of TWO HUNDRED SEVENTY FOUR THOUSAND THREE HUNDRED SEVENTY-TWO AND 29/100 ($274,372.29) DOLLARS.

          If the Expansion Space Rent Commencement Date is not the first day of the month, then the Base Rent for the month in which the Expansion Space Rent Commencement Date occurs shall be appropriately prorated. All monthly installments of Base Rent shall be due and payable on the first day of each and every month in advance and Tenant shall pay said monthly installments of Base Rent and any additional rent that becomes due pursuant to this Lease or otherwise (collectively (including Base Rent), "Rent") in lawful money of the United States which shall be legal tender in payment of all debts and dues, public and private, at the time of payment at the office of Owner or such other place as Owner may designate in writing, without any set off or deduction whatsoever except as may be expressly permitted pursuant to the provisions of this Lease.

          (d) Prior to October 1, 1994, Tenant may take possession of the demised premises for the purpose of constructing Tenant's initial improvements therein and otherwise, subject to and in accordance with all of the terms and provisions of this Lease (all of which shall apply from and after the date of this Lease).

          (e) Exhibits A-1 through A-5 indicate the existence of the following (all indicated by X's on such floor plans):

               (i) a door at the south side of the 7th floor of the Building leading to a Building roof setback;

              (ii) a door at the north side of the demised premises on the 8th floor of the Building leading to a Building mechanical room;

             (iii) a door at the south side of the 8th floor of the Building leading to a Building roof setback;

              (iv) a door at the south side of the 9th floor of the Building leading to a Building roof setback;

               (v) three doors in the eastern portion of the demised premises on the 10th floor of the Building leading to a Building mechanical room; and

              (vi) a door at the south side of the 11th floor of the Building leading to a Building roof setback.

     Except as may be otherwise expressly set forth in this Lease, Tenant shall not have access to any of such setbacks or mechanical rooms and all of the above-described doors shall remain locked and under the control of Building personnel only. No part of such setbacks or mechanical rooms are included in the demised premises and Tenant shall not, nor shall Tenant suffer or permit Tenant's servants, agents, employees, invitees or licensees to, go upon any of such setbacks or make use thereof in any way. Notwithstanding the provisions of
     Article 13 below, the maintenance personnel of the Building shall have access to such setbacks and mechanical rooms through the demised premises at such times and on such occasions as may be reasonably necessary, subject to giving Tenant such notice thereof as shall be appropriate under the circumstances.

     2.   OCCUPANCY:
          ---------
          (a) Tenant shall use and occupy the demised premises for general and executive offices for Tenant's business and for uses incidental thereto (including, without limitation, as a computer or data processing center, a communications center and as a trading floor) and for no other purpose; provided, that in no event shall any of the following be permitted in the demised premises: (i) offices of any government or political subdivision thereof which is entitled to, or whose occupants are entitled to, sovereign, diplomatic or other immunity from legal proceedings under the laws of the United States,
     (ii) offices of any governmental or quasi-governmental bureau or agency of any government or political subdivision thereof which is entitled to, or whose occupants are entitled to, sovereign, diplomatic or other immunity from legal proceedings under the laws of the United States, (iii) offices of any public utility company (other than executive offices which do not service the general public), (iv) health care activities (except as provided in Section 2(b) below), (v) schools or other training or educational uses (other than for the training of Tenant's employees), (vi) clerical support services (other than those ancillary to an otherwise permitted use),
     (vii) reservation centers for airlines or travel agencies (other than for use by Tenant's employees), (viii) retail or restaurant use (except as provided in Section 2(b) below), (ix) studios for radio, television or other media (other than those ancillary to an otherwise permitted use), (x) storage (other than storage ancillary to an otherwise permitted use) or (xi) personnel agencies. Except with Owner's prior written consent, the demised premises shall not be used in a manner which would lower the first-class character of the Building, unduly impair any of the Building operations or the proper and economic heating, air-conditioning, cleaning or other servicing of the Building, interfere with the use of the other areas of the Building by any other tenants, or impair the appearance of the Building.

          (b) Notwithstanding Section 2(a), Tenant may, provided the same are constructed and operated in accordance with all building, health, sanitary, safety and fire codes and insurance company recommendations and requirements and all other applicable legal requirements, use portions of the demised premises as (i) a first-aid facility for the use of Tenant's employees, (ii) a health and fitness center for the use of Tenant's employees and/or (iii) a cafeteria or other dining and cooking facilities for Tenant's employees and their guests only; provided, in the case of any such cafeteria or other dining and
     --------
     cooking facilities, that Tenant shall (A) install, in accordance with all other applicable provisions of this Lease, all flues, vents, grease traps and ansul systems and other similar items reasonably requested by Owner, (B) not allow odors to escape from the demised premises into other portions of the Building, (C) contract with an exterminator to exterminate vermin and rodents on a regular basis as part of a program to keep the demised premises free of vermin and rodents by reason of Tenant's operation of such cafeteria or other dining and cooking facilities, (D) clean all grease traps, and (E) bag all wet garbage, place same in containers that prevent the escape of odors, and provide for a refrigerated waste facility to store such garbage pending disposal. The uses described in clauses (i), (ii) and
     (iii) of this Section 2(b) are collectively called the "Ancillary
                                                             ---------
     Uses".
     ----
          (c) Tenant shall, consistent with applicable legal requirements, set aside one or more designated smoking areas in the demised premises, each of which shall be ventilated to the exterior of the Building (other than through the Building's ventilation system).

          (d) Tenant shall have access to the Building and the demised premises, in each case for the uses permitted herein, 24 hours per day, 365 days per year.

     3.   TENANT ALTERATIONS:
          ------------------
          (a) Except as may be otherwise expressly provided in this Lease, Tenant shall make no alterations, additions, installations or improvements (including, without limitation, Tenant's initial improvements to the demised premises) in or to the demised premises of any nature without Owner's prior written consent; provided, that
                                                       --------
     Owner's consent shall not be unreasonably withheld or delayed in connection with any alteration, addition, installation or improvement (a "Qualified Alteration") which (i) does not involve a structural
         --------------------
     change, (ii) does not adversely affect the proper and economic operation of the HVAC, plumbing, electrical or other systems of the Building, (iii) does not affect any space (including the common areas of the Building) outside of the demised premises, (iv) does not affect any fire protection, life safety, sprinkler or other emergency systems maintained and operated by Owner in the Building (including the demised premises), (v) does not affect the exterior of the Building,
     (vi) is not visible from the exterior of the demised premises or the Building and (vii) does not result in any violation of any law. Notwithstanding the foregoing, Owner's consent shall not be required in the case of (A) any alteration which is solely decorative in nature or (B) any Qualified Alteration that costs less than Ten Thousand ($10,000.00) Dollars; provided, in the case of clauses (A) and (B), that Tenant shall have delivered to Owner insurance certificates for any contractors performing work in the Building. All contractors and subcontractors retained by Tenant to perform any work in the demised premises (including, without limitation, any repairs under Article 4) shall be subject to the prior approval of Owner, which approval shall not be unreasonably withheld, delayed or conditioned. Owner may retain such independent consultants as may reasonably be required by Owner to review the plans and specifications and the progress of construction of any proposed alteration, including, without limitation, for the purpose of insuring the integrity of the Building's mechanical systems, and Owner shall be entitled to reimbursement from Tenant, within thirty (30) days after request therefor, for all of the reasonable out-of-pocket fees of such consultants. Tenant shall, before making any alterations, additions, installations or improvements, at Tenant's expense, obtain all permits, approvals and certificates required by any governmental or quasi-governmental bodies having jurisdiction and (upon completion) certificates of final approval thereof or equivalents and, promptly upon request of Owner, shall deliver to Owner duplicates of all such permits, approvals and certificates or equivalents. Tenant shall carry, and shall cause Tenant's contractors and sub-contractors to carry, such worker's compensation, general liability, personal and property damage insurance in the amounts specified in Article 6 below. Tenant shall deliver to Owner, within thirty (30) days after the completion of any alteration, a hard copy and a computer disc of the final plans and specifications which show the actual construction for all alterations. Without limiting the generality of this Section 3(a), Tenant may, subject to the other provisions of this Section 3(a), install internal staircases to interconnect contiguous floors within the demised premises, provided that Owner shall have approved the location thereof and the engineering drawings therefor.

          (b) If any mechanic's lien is filed against the demised premises or the Building for work claimed to have been done for, or materials furnished to, Tenant, whether or not done pursuant to this Article 3, the same shall be discharged by Tenant within thirty (30) days after Tenant receives notice thereof, at Tenant's sole cost and expense, by filing the bond required by law. If Tenant shall fail to cancel or discharge any such lien within said thirty (30) day period, Owner may, upon not less than ten (10) Business Days notice to Tenant, discharge the same by bonding and, upon Owner's demand, Tenant shall reimburse Owner for all costs incurred in so or discharging such lien (which costs shall include, without limitation, any cash or other security posted with the bonding company) such reimbursement to be made within ten (10) days after receipt by Tenant of a written statement from Owner as to the amount of such costs; provided, that if Tenant shall
                                           --------
     be in default under this Lease beyond applicable notice and grace periods, then Owner may cancel any such lien by paying the amount claimed by the holder of such lien and Tenant shall reimburse Owner for the amount so paid by Owner within ten (10) days after receipt by Tenant of a written statement therefor from Owner.

          (c) All fixtures and all paneling, non-movable partitions, railings and like installations, installed in the demised premises at any time, either by Tenant or by Owner on Tenant's behalf, shall, upon the expiration of the term of this Lease, become the property of Owner and shall remain upon and be surrendered with the demised premises unless Owner notifies Tenant at the time Owner grants consent to such installation that Owner requires Tenant to remove such installation at the time of termination of this Lease, in which event Tenant shall remove the same from the demised premises prior to the expiration of the term of this Lease, at Tenant's expense. Notwithstanding the foregoing, Tenant shall in all events, prior to the expiration of the term of this Lease, remove all kitchen and cooking equipment from the demised premises, remove all exterior vents and inter-connecting stairways installed by Tenant and restore all concrete slab cuts made by Tenant. Nothing in this Article 3 shall be construed to give Owner title to or to prevent Tenant's removal of trade fixtures, movable office furniture and equipment, but upon removal of any such trade fixtures, movable office furniture and equipment from the demised premises or upon removal of other installations as may be required by Owner, Tenant shall, within five (5) days after notice from Owner, at Tenant's sole cost and expense, repair any damage to the demised premises or the Building due to such removal. All property permitted or required to be removed, by Tenant at the end of the term hereof, remaining in the demised premises after Tenant's removal shall be deemed abandoned and may, at the election of Owner, either be retained as Owner's property or may be removed from the premises by Owner, at Tenant's sole cost and expense.

          (d) In any instance in which Owner's consent shall be required with respect to the performance of any alterations, installations, additions or improvements, Owner shall, within ten (10) Business Days following receipt of Tenant's plans for the performance of such alterations, installations, additions or improvements, advise Tenant of Owner's approval or disapproval of such plans or any part thereof. If Owner shall fail to approve or disapprove Tenant's plans or any part thereof within such ten (10) Business Day period, Owner shall be deemed to have approved such plans. If Owner shall disapprove such plans (or any part thereof), Owner shall set forth its reasons for such disapproval in writing and in reasonable detail and itemize those portions of the plans so disapproved. Owner shall advise Tenant within five (5) Business Days following receipt of Tenant's revised plans, or portions thereof, of Owner's approval or disapproval of the revised plans, and shall set forth its reasons for any such further disapproval in writing and in reasonable detail. If Owner fails to approve or disapprove the revised plans or any portion thereof within such five (5) Business Day period, Owner shall be deemed to have approved the revised plans or such portions thereof.

          (e) Tenant shall designate a representative who shall serve as its representative during construction. All directions, consents and approvals given by Tenant's representative on behalf of Tenant, shall be valid and binding on Tenant.

          (f) If Owner disapproves any proposed alteration, and Tenant disputes the reasonableness of such disapproval, the matter shall be determined by expedited arbitration in the manner provided in Article 42; provided, that if Tenant prevails in any such arbitration, Tenant's sole remedy shall be that the proposed alteration shall be approved, and Tenant shall not be entitled to any damages or the exercise of any other rights or remedies by reason thereof.

          (g) Subject to the other provisions of this Article 3, in connection with Tenant's initial improvements to the demised premises Tenant shall install in each of the 7th, 8th, 9th and 11th floors of the Building, and Tenant may install on the 10th floor of the Building, in each case within fifty (50) feet of an existing wet column, one (1) handicap accessible lavatory. Each such lavatory shall comply with the requirements of ADA and any and all laws, rules and regulations applicable to handicap accessibility and in effect as of the commencement of construction of such lavatory, and shall be sufficient such that, upon completion of each such lavatory, no additional handicap accessible lavatory, and no modifications of any other lavatory, shall be required on the floor of the demised premises on which such completed lavatory is located (or, in the case of the 10th floor of the Building, in the portion of such floor which is part of the demised premises; it being agreed by Tenant than any handicap accessible lavatory constructed by Tenant on the 10th floor of the Building shall be substantially the same as the handicap accessible lavatories constructed by Tenant on the other floors of the demised premises) in order to comply with ADA or any such laws, rules or regulations. Following completion of each such lavatory, provided that this Lease shall then be in full force and effect, Owner shall reimburse Tenant for the cost of constructing and fixturing such lavatories but not in excess of Eleven Thousand ($11,000.00) Dollars per lavatory, within thirty (30) days after request for such reimbursement accompanied by paid invoices or other evidence reasonably satisfactory to Owner of the cost thereof.

     4.   MAINTENANCE AND REPAIRS:
          -----------------------
          Except as may be otherwise expressly provided in this Lease, Tenant shall, throughout the term of this Lease, take good care of the demised premises and the fixtures and appurtenances therein. Without limiting the generality of the foregoing, Tenant shall be responsible for all damage or injury to the demised premises or any other part of the Building and the systems and equipment thereof, whether requiring structural or nonstructural repairs, to the extent caused by or resulting from the negligence or willful misconduct of Tenant, Tenant's subtenants, agents, employees, licensees or invitees (provided that Tenant shall be responsible for Tenant's invitees only while such invitees are in the demised premises). Tenant also shall repair all damage to the Building and the demised premises caused by the moving of Tenant's fixtures, furniture and equipment. Tenant promptly shall make, at Tenant's expense, all repairs in and to the demised premises for which Tenant is responsible. Any repairs in or to portions of the Building outside the demised premises or which affect the Building's systems or structure and for which Tenant is responsible shall be performed by Owner at Tenant's expense. Owner shall maintain in good working order and repair the exterior and structural portions of the Building, including, by way of example only, the roof, foundation, footings, exterior walls, load bearing columns, ceiling and floor slabs, windows, window sills and sashes, and including, without limitation, the structural portions of the demised premises, and the common, service and public portions of the Building and the Building systems, including, without limitation, the plumbing, electrical, heating and ventilating systems serving the demised premises. Tenant shall give to Owner prompt notice of any defective condition in the demised premises for which Owner may be responsible hereunder, but Tenant's failure to give such notice shall not impact upon Owner's obligation to perform repairs as herein set forth. Except as may be expressly provided in this Lease, there shall be no allowance to Tenant for diminution of rental value and no liability on the part of Owner by reason of inconvenience, annoyance or injury to business arising from Owner or others making repairs, alterations, additions or improvements in or to any portion of the Building or the demised premises or in and to the fixtures, appurtenances or equipment thereof. The provisions of this Article 4 shall not apply in the case of fire or other casualty which are dealt with in Article 9 hereof.

     5.   WINDOW CLEANING:
          ---------------
          Tenant shall not clean nor require, permit, suffer or allow any window in the demised premises to be cleaned from the outside in violation of Section 202 of the Labor Law or any other applicable law or of the Rules of the Board of Standards and Appeals, or of any other Board or body having jurisdiction.

     6.   REQUIREMENTS OF LAW, INSURANCE, FLOOR LOADS:
          -------------------------------------------
          (a) Prior to the commencement of the term hereof, if Tenant is then in possession, and at all times thereafter, Tenant, at Tenant's sole cost and expense, shall comply with all present and future laws, orders and regulations of all state, federal, municipal and local governments, departments, commissions and boards and any direction of any public officer pursuant to law, and all orders, rules and regulations of the New York Board of Fire Underwriters, Insurance Services Office, or any similar body which shall impose any violation, order or duty upon Owner or Tenant with respect to the demised premises, arising out of Tenant's particular use or manner of use thereof, or, with respect to the Building, if arising out of Tenant's particular manner of use of the demised premises or the Building or out of Tenant's use of the demised premises for any or all of the Ancillary Uses. Nothing herein shall require Tenant (i) to make structural repairs or alterations unless Tenant has, by its manner of use of the demised premises, or by Tenant's use of the demised premises for any or all of the Ancillary Uses, violated any such laws, ordinances, orders, rules, regulations or requirements with respect thereto or (ii) to effect compliance outside the demised premises with the Americans with Disabilities Act ("ADA"), except that (A) Tenant
                                           ---
     shall be responsible for complying with ADA in connection with the lavatories constructed by Tenant pursuant to Section 3(g) and (B) Tenant shall be responsible to pay Tenant's Share of the cost of any such compliance to the extent that such cost is otherwise includable as an operating expense in accordance with Article 39 below. Tenant may, after securing Owner to Owner's reasonable satisfaction against all damages, interest, penalties and expenses, including, without limitation, reasonable attorney's fees and disbursements, by cash deposit or by surety bond in an amount and in a company satisfactory to Owner, contest and appeal any such laws, ordinances, orders, rules, regulations or requirements provided same is done with all reasonable promptness and provided such appeal shall not subject Owner to prosecution for a criminal offense or constitute a default under any Superior Instrument, or cause the demised premises or the Building or any part thereof to be subjected to lien or to imminent risk of sale. Tenant shall not knowingly do or permit any act or thing to be done in or to the demised premises or the Building which is contrary to law, or which will invalidate public utility, fire or other policies of insurance then carried by Owner with respect to the demised premises or the Building, or which shall subject Owner to any liability or responsibility to any person or entity or for property damage. Tenant shall not keep anything in the demised premises or the Building except as now or hereafter permitted by the Fire Department, Board of Fire Underwriters, Fire Insurance Rating Organization or other authority having jurisdiction, and then only in such manner and such quantity so as not to increase the rate for fire insurance applicable to the Building, nor use the demised premises in a manner which will increase the insurance rate for the Building or any property located therein over that in effect prior to the commencement of Tenant's occupancy. Owner represents to Tenant that, as of the date of this Lease, the use of the demised premises for general and executive office purposes and for uses incidental thereto shall not increase the rate of any insurance carried by Owner over the rate that would otherwise be in effect. Owner makes no representation to Tenant concerning the Ancillary Uses. Tenant shall pay all costs, expenses, fines, penalties or damages, which shall be imposed upon Owner to the extent the same result from Tenant's failure to comply with the provisions of this Article 6 and if by reason of such failure the fire insurance rate shall, at the beginning of this Lease or at any time thereafter, be higher than it otherwise would be, then Tenant shall reimburse Owner, as additional rent hereunder, for that portion of all fire insurance premiums thereafter paid by Owner which shall have been charged because of such failure by Tenant; provided, that Owner shall
                                                --------
     have delivered to Tenant a statement from the insurer which expressly identifies the specific act or activity of Tenant causing the increase in insurance rates. In any action or proceeding wherein Owner and Tenant are parties, a schedule or "make-up" of rate for the Building or demised premises issued by the New York Fire Insurance Exchange, or other body making fire insurance rates applicable to the Building and the demised premises shall be prima facie evidence of the facts therein stated and of the several items and charges in the fire insurance rates then applicable to the Building and the demised premises.

          (b) Tenant shall not place a load on any floor of the demised premises exceeding the floor load per square foot area which it was designed to carry and which is allowed by law.
     Owner represents to Tenant that each floor of the demised premises is designed to carry a live load of no more than fifty (50) pounds per square foot. Owner reserves the right to reasonably prescribe the weight and position of all safes, heavy business machines and mechanical equipment. Such installations shall be placed and maintained by Tenant, at Tenant's expense, in settings sufficient, in Owner's reasonable judgment, to absorb and prevent unreasonable levels of vibration, noise and annoyance.

          (c) Tenant shall maintain a policy or policies of (i) commercial general liability insurance to afford minimum protection of not less than $3,000,000 for personal injury or death in any one occurrence and of not less than $1,000,000 for property damage in any one occurrence and (ii) standard fire and extended insurance coverage on all of Tenant's initial improvements to the demised premises and all alterations. Each such policy shall (A) be issued by a company permitted to write policies in, and subject to the jurisdiction of, the State of New York and having an A.M. Best rating level of A or better, (B) provide that it cannot be canceled, lapse or be substantially modified except upon thirty (30) days' prior notice to Owner and (C) in the case of the commercial general liability insurance, shall name Owner and Owner's managing agent as additional insureds thereunder. A copy or certificate of each such policy of insurance shall be delivered to Owner prior to the commencement of the term of this Lease, and thereafter not less than thirty (30) days prior to the expiration of the policy then in effect. Any such insurance may be carried using umbrella coverage and/or under a blanket policy covering the demised premises and other locations owned or leased by Tenant and/or Tenant's Affiliates; provided, that such policies otherwise comply with this
                 --------
     Lease and provide that the amount of coverage afforded thereunder with respect to the demised premises shall not be reduced by claims thereunder against such other properties.

     7.   SUBORDINATION:
          -------------
          (a) This Lease is and shall be subject and subordinate to all ground or underlying leases which may now or hereafter affect the Building or the land on which the Building is located and to all mortgages which may now or hereafter affect such leases, the Building or the land on which the Building is located, and to all renewals, refinancings, modifications, replacements and extensions thereof (hereinafter called "Superior Instruments"), provided that the holder
                          --------------------
     of such Superior Instrument shall have executed and delivered a non-disturbance and attornment agreement in recordable form substantially to the effect that so long as this Lease is in full force and effect,
     (i) this Lease shall not be terminated or cut off nor shall Tenant's possession hereunder be disturbed by enforcement of any rights given to such holder pursuant to such Superior Instrument, (ii) the holder of such Superior Instrument shall recognize Tenant as the tenant under this Lease and (iii) the holder of such Superior Instrument shall not name or join Tenant in any proceeding (or trustee's sale) to terminate this Lease, to re-enter the demised premises or to enforce the Superior Instrument (unless under applicable law Tenant is a necessary party to any such proceeding, in which event Tenant may be so named or joined in such proceeding solely for the purpose of complying with such law and not for the purpose of terminating Tenant's interest in this Lease); and which otherwise contain terms which are not less favorable to Tenant in any material respect than the terms contained in the non-disturbance and attornment agreements delivered to Tenant in connection with the execution of this Lease by the holders of the two mortgages which encumber the Building on the date of this Lease. Notwithstanding anything contained in this Section 7(a) to the contrary, if said holder executes and delivers a non-disturbance and attornment agreement in the form herein described and such agreement is not in any material respect inconsistent with the provisions of this Lease and Tenant either fails or refuses to execute and deliver such agreement within seven (7) Business Days after delivery of such agreement to Tenant and Tenant has not reasonably objected to such agreement within said seven (7) Business Day period, then this Lease shall automatically be deemed to be subject and subordinate to such Superior Instrument on the terms and conditions set forth in such non-disturbance and attornment agreement and such non-disturbance and attornment agreement shall be deemed to be in effect with respect to such Superior Instrument. The provisions of this Section 7(a) shall be self-operative and no further instrument of subordination shall be required. In confirmation of such subordination and provided the holder of such Superior Instrument shall have executed and delivered to Tenant a non-disturbance and attornment agreement as set forth in the preceding sentence, Tenant shall promptly execute and deliver at its own cost and expense any reasonable instrument, in recordable form if required, that Owner and the holder of any Superior Instrument or any of their respective successors in interest may reasonably request to evidence such subordination, within seven (7) Business Days after such request. Concurrently with the execution and delivery of this Lease, each existing holder of a Superior Instrument has executed and delivered to Tenant a non-disturbance and attornment agreement that satisfies the provisions of this Section 7(a).

          (b) In the event of a termination of any ground or underlying lease, or if the interests of Owner under this Lease are transferred by reason of, or assigned in lieu of, foreclosure or other proceedings for enforcement of any mortgage, then Tenant shall, at the option of the holder of any such Superior Instrument or any person succeeding to the interest of such holder, and provided that such party has assumed in writing (subject to the provisions of Section 7(c) below) all of Owner's obligations under this Lease, either (i) attorn to such holder or successor-in-interest and perform for its benefit all of the terms, covenants and conditions of this Lease on Tenant's part to be performed with the same force and effect as if such holder or successor-in-interest were the Owner originally named in this Lease, or (ii) enter into a new lease with such holder or successor-in-interest for the remaining term of this Lease and otherwise on the same terms and conditions and with the same options, if any, then remaining. The foregoing provisions of clause
     (i) of this Section 7(b) shall inure to the benefit of such holder of a Superior Instrument or such successor-in-interest, shall be self-operative upon the exercise of such option, and no further instrument shall be required to give effect to such option and to said provisions. Tenant, however, upon demand of any such holder of a Superior Instrument or such successor-in-interest, shall at Tenant's expenses execute, from time to time, within seven (7) Business Days after a request therefor, reasonable instruments in confirmation of the foregoing provisions of this Section 7(b), reasonably satisfactory to any such holder of a Superior Instrument or such successor-in-interest, acknowledging such attornment.

          (c) Notwithstanding anything contained herein to the contrary under no circumstances shall any such holder of a Superior Instrument or any such successor-in-interest, whether or not it shall have succeeded to the interests of Owner under this Lease, be

               (i) liable for any act, omission or default of any prior owner;

              (ii) subject to any offsets, claims or defenses which Tenant might have against any prior owner, other than those expressly provided for in Sections 27(b), (c), (d) and (e);

             (iii) liable for the return of any monies paid to or on deposit with any prior owner, except to the extent such monies or deposits are delivered to such holder or successor-in-interest;

              (iv) bound by any covenant to perform or complete any construction in connection with the demised premises or the Building or to pay any sums to Tenant in connection therewith;

               (v) bound by any Base Rent or additional rent which Tenant might have paid to any prior owner for more than one month in advance, made without the prior written approval of such holder or successor-in-interest; or

              (vi) bound by any modification, amendment or abridgment of the Lease, or any cancellation or surrender of the same, made without the prior written approval of such holder or successor-in-interest.

          (d) If, in connection with any future financing or refinancing of the Building, the holder of any mortgage shall request reasonable modifications in this Lease as a condition of approval thereof, Tenant shall not unreasonably withhold, delay or defer making such modifications provided the same do not (i) increase the Base Rent or additional rent payable by Tenant, (ii) extend or reduce the term of this Lease, (iii) increase Tenant's obligations hereunder other than to a de minimis extent or (iv) decrease Owner's obligations hereunder other than to a de minimis extent.

     8.   PROPERTY - LOSS, DAMAGE, REIMBURSEMENT, INDEMNITY:
          -------------------------------------------------
          Owner and its agents shall not be liable for any damage to the property of Tenant or of others entrusted to employees of the Building, nor for loss of or damage to any property of Tenant by theft or otherwise, nor for any injury or damage to persons or property resulting from any cause of whatsoever nature, except to the extent caused by or due to the negligence or willful misconduct of Owner, its agents, servants, employees, contractors, invitees or licensees.
     Owner and its agents will not be liable for any such damage caused by other tenants or persons in, upon or about the Building or caused by operations in construction of any private, public or quasi public work, except to the extent caused by or due to the negligence or willful misconduct of Owner, its agents, servants, employees, contractors, invitees or licensees. If at any time any windows of the demised premises are temporarily closed, darkened or bricked up (or permanently closed, darkened or bricked up, if required by law or if done by any person other than Owner) for any reason whatsoever including, but not limited to Owner's own acts, Owner shall not be liable for any damage Tenant may sustain thereby and Tenant shall not be entitled to any compensation therefor nor abatement or diminution of Rent nor shall the same release Tenant from its obligations hereunder nor constitute an eviction. Tenant shall indemnify and save harmless Owner against and from all liabilities, obligations, damages, penalties, claims, costs and expenses for which Owner shall not be reimbursed by insurance, including reasonable attorneys fees and disbursements, paid, suffered or incurred as a result of any breach by Tenant, Tenant's agents, contractors, employees, licensees or invitees (provided that Tenant shall be responsible for Tenant's invitees only while such invitees are in the demised premises), of any covenant or condition of this Lease, or the negligence or willful misconduct of Tenant, Tenant's agents, contractors, employees, licensees or invitees (provided that Tenant shall be responsible for Tenant's invitees only while such invitees are in the demised premises). Tenant's liability under this Lease extends to the acts and omissions of any subtenant, and any agent, contractor, employee, invitee or licensee of any subtenant (provided, that Tenant shall be responsible for such invitees only while such invitees are in the demised premises). In case any action or proceeding is brought against Owner by reason of any such claim except to the extent caused by or due to the negligence or willful misconduct of Owner its agents, servants, employees, contractors, invitees or licensees, Tenant, upon written notice from Owner, shall, at Tenant's sole cost and expense, resist or defend such action or proceeding by counsel approved by Owner in writing, which approval shall not be unreasonably withheld or delayed, Owner hereby approving counsel of or selected by Tenant's insurer.

     9.   DESTRUCTION, FIRE AND OTHER CASUALTY:
          ------------------------------------
          (a) If the demised premises or any part thereof shall be damaged by fire or other casualty, Tenant shall give immediate notice thereof to Owner and this Lease shall continue in full force and effect except as hereinafter set forth.

          (b) Subject to Sections 9(c) and (d) below, if the demised premises or the Building are damaged or rendered unusable, in whole or in part, by fire or other casualty, Owner shall promptly and diligently restore the core (including, without limitation, all Building systems) and shell of the Building and Tenant shall promptly and diligently restore the improvements to the demised premises (it being agreed that the new improvements constructed by Tenant need not replicate the design of the damaged improvements), and the Rent shall be apportioned according to the part of the demised premises which is usable from the day following the casualty until the earlier of (i) the substantial completion of all such restoration or (ii) the date that is (A) 120 days after Tenant is first given access to the demised premises to commence Tenant's restoration thereof, in the case of a fire or other casualty affecting two (2) floors or less of the demised premises, or (B) 180 days after Tenant is first given access to the demised premises to commence Tenant's restoration thereof, in the case of a fire or other casualty affecting more than two (2) floors of the demised premises.

          (c) If the demised premises are rendered wholly unusable or (whether or not the demised premises are damaged in whole or in part) if the Building shall be so damaged that Owner shall decide to demolish it and not to rebuild it, then, in any of such events, Owner may, provided that the leases of substantially all other tenants of the Building are terminated in connection therewith, elect to terminate this Lease by written notice to

     Tenant, given within sixty (60) days after such fire or other casualty, specifying a date for the expiration of the Lease, which date shall not be more than sixty (60) days after the giving of said notice, and upon the date specified in said notice the term of this Lease shall expire as fully and completely as if said date were the date set forth above for the termination of this Lease and Tenant shall forthwith quit, surrender and vacate the demised premises without prejudice however, to each party's rights and remedies against the other under the provisions of this Lease in effect prior to such termination, and any Rent owing shall be paid (subject to the terms of this Article 9) up to the date of the casualty and any payments of Rent made by Tenant which were on account of any period subsequent to the date of the casualty shall be returned to Tenant.

          (d)  In case of any damage or destruction mentioned in this
     Article 9 which Owner is required to repair and restore, Owner shall, commencing within ninety (90) days after the date of the casualty, expeditiously, diligently and continuously prosecute to completion all such repairs and restoration. Tenant may terminate this Lease by notice to Owner if Owner has not completed the making of the required repairs and restorations within twelve (12) months after the date of such damage or destruction, or within such period after such date (not exceeding three (3) months) as shall equal the aggregate period Owner may have been delayed in doing so by reason of Force Majeure.

          (e) Nothing contained hereinabove shall relieve Tenant from liability that may exist as a result of damage from fire or other casualty. Notwithstanding the foregoing, each party shall look first to any insurance in its favor before making any claim against the other party for recovery for loss or damage resulting from fire or other casualty, and to the extent permitted by law, Owner and Tenant each hereby releases and waives all right of recovery against the other or any one claiming through or under each of them by way of subrogation or otherwise. The foregoing release and waiver shall be in force only if both releasors' insurance policies contain a clause providing that such a release or waiver shall not invalidate the insurance. If, and to the extent, that such waiver can be obtained only by the payment of additional premiums, then the party benefiting from the waiver shall pay such premium within ten (10) days after written demand or shall be deemed to have agreed that the party obtaining insurance coverage shall be free of any further obligation under the provisions of this Article 9 with respect to waiver of subrogation. Tenant acknowledges that Owner will not carry insurance on Tenant's furniture and/or furnishings or any fixtures or equipment, improvements or appurtenances removable by

     Tenant and agrees that Owner will not be obligated to repair any damage thereto or to replace the same.

          (f) Tenant hereby waives the provisions of Section 227 of the Real Property Law and agrees that the provisions of this Article 9 shall govern and control in lieu thereof.

          (g) If the demised premises shall be totally or substantially damaged or shall otherwise be rendered wholly or substantially untenantable as a result of fire or other casualty during the term hereof, then, within sixty (60) days following the date of such fire or other casualty, Owner shall deliver to Tenant an estimate prepared by a contractor selected by Owner setting forth such contractor's estimate as to the time reasonably required to repair such damage (the "Contractor's Estimate"). If the period to repair set forth in such
      ---------------------
     Contractor's Estimate shall exceed twelve (12) months from the date of such fire or other casualty, Tenant may elect to terminate this Lease by notice to Owner given not later than thirty (30) days following Tenant's receipt of the Contractor's Estimate (time being of the essence with respect to said thirty (30) day period). If Tenant shall exercise such election, the term of this Lease shall terminate upon the twentieth (20th) day following the date upon which such notice of termination is given by Tenant to Owner as if such date was the date hereinabove set forth as the Expiration Date, and all Rent shall be apportioned as of the date of the applicable fire or other casualty.

          (h) If, during the last 12 months of the term of this Lease, fifty (50%) percent or more of the demised premises is damaged or rendered unusable by fire or other casualty, Tenant shall have the right, by notice to Owner given within sixty (60) days after such fire or other casualty, to terminate this Lease, in which event the term of this Lease shall terminate upon the twentieth (20th) day following the date upon which such notice of termination is given by Tenant to Owner as if such date was the date hereinabove set forth as the Expiration Date, and all Rent shall be apportioned as of the date of the applicable fire or other casualty.

     10.  EMINENT DOMAIN:
          --------------
          (a) If the whole of the demised premises shall be acquired or condemned by Eminent Domain for any public or quasi-public use or purpose, then and in that event, the term of this Lease shall cease and terminate from the date of title vesting in such proceeding and Tenant shall have no claim for the value of any unexpired term of this Lease and assigns to Owner Tenant's entire interest in any such award. Notwithstanding anything to the contrary contained herein, Tenant shall have the right to make a separate claim which will not be part of or joined with Owner's claim in any such eminent domain proceedings for the taking of its property and moving expenses and any costs incurred by Tenant in connection with any alterations or improvements made by Tenant to the demised premises; provided that no such claim by Tenant shall reduce the amount of
     --------
     proceeds available to Owner.

          (b) In the event of a taking of a portion of the Building (other than a taking described in Section 10(a)) which results in Tenant not having any reasonable means of access to the demised premises or in a taking of fifty (50%) percent or more of the demised premises, Tenant may, at Tenant's option, terminate this Lease as of the date of vesting of title. If Tenant shall not so terminate this Lease, then the Rent shall be proportionately adjusted as of the date of vesting of title.

     11.  ASSIGNMENT, SUBLETTING MORTGAGE, ETC.:
          -------------------------------------
          (a) (i) Except as may be otherwise expressly provided in this Lease, Tenant shall not assign, mortgage or encumber this Lease, nor underlet, or suffer or permit the demised premises or any part thereof to be used by others, without the prior written consent of Owner in each instance. The direct or indirect transfer of a controlling interest in the stock, partnership interests or other beneficial ownership interests of Tenant shall be deemed an assignment of this Lease. If this Lease be assigned, or if the demised premises or any part thereof be underlet or occupied by anybody other than Tenant, Owner may, after default by Tenant, collect rent from the assignee, undertenant or occupant, and apply the net amount collected to the Rent herein reserved, but no such assignment, underletting, occupancy or collection shall be deemed a waiver of the provisions of this
     Article 11, or a release of Tenant from the further performance by Tenant of covenants on the part of Tenant herein contained. No assignment or other transfer of this Lease and the term and estate hereby granted, and no subletting of all or any portion of the demised premises shall relieve Tenant of its liability under this Lease or of the obligation to obtain Owner's prior consent to any further assignment, other transfer or subletting. Any attempt to assign this Lease or sublet all or any portion of the demised premises in violation of this Article 11 shall be null and void.

                   (ii) Notwithstanding Section 11(a)(i), without the consent of Owner, and without being subject to the provisions of Section
     11(b), (c), (d) or (f) below, this Lease may be assigned to (A) an entity created by merger, reorganization or recapitalization of or with Tenant or (B) a purchaser of all or substantially all of Tenant's assets; provided, in the case of both clause (A) and clause
     (B), that (w) Owner shall have received a notice of such assignment from Tenant, (x) the assignee assumes by written instrument reasonably satisfactory to Owner all of Tenant's obligations under this Lease,
     (y) such assignment is for a valid business purpose and not for the principal purpose of avoiding any obligations under this Lease, and
     (z) immediately after giving effect to such assignment, such assignee shall have an aggregate net worth (computed in accordance with generally accepted accounting principles, consistently applied) at least equal to the aggregate net worth (as so computed) of Tenant immediately prior to giving effect to such assignment.

                  (iii) Notwithstanding Section 11(a)(i), without the consent of Owner, and without being subject to the provisions of Sections
     11(b), (c), (d) or (f) below, Tenant may assign this Lease or sublet all or any part of the demised premises at any time during the term of this Lease to an Affiliate of Tenant; provided, that (A) Owner shall have received a notice of such assignment or sublet from Tenant; and
     (B) in the case of any such assignment, (x) the assignment is for a valid business purpose and not for the principal purpose of avoiding any obligations under this Lease, and (y) the assignee assumes by written instrument reasonably satisfactory to Owner all of Tenant's obligations under this Lease. "Affiliate" means, as to any designated
                                     ---------
     person or entity, any other person or entity which controls, is controlled by, or is under common control with, such designated person or entity. If any person or entity to whom Tenant shall have assigned this lease or sublet all or any portion of the demised premises pursuant to and in accordance with this Section 11(a)(iii) shall thereafter cease to be an Affiliate of Tenant, then no consent of Owner shall be required for the continuation of such person's or entity's tenancy or subtenancy, as applicable, but the provisions of
     Section 11(f) shall thereafter apply to such tenancy or subtenancy.

                    (iv) Notwithstanding Section 11(a)(i), transfer of a controlling interest in the stock or partnership interests or any other beneficial ownership interest of Tenant shall not be deemed a transfer of this Lease if (A) such transfer is for a valid business purpose and not for the principal purpose of avoiding any obligations under this Lease and (B) Tenant delivers to Owner a notice of such transfer.

                    (v) Notwithstanding Section 11(a)(i), the transfer of stock, partnership interests or other beneficial ownership interests in Tenant shall not constitute a transfer of this Lease if such stock, partnership or other interests are listed on a national securities exchange (as defined in the Securities Exchange Act of 1934, as amended) or is traded in the "over the counter" market with quotations reported by the National Association of Securities Dealers.

                    (vi) Notwithstanding Section 11(a)(i), without the consent of Owner and without being subject to the provisions of Sections
     11(b), (c), (d) or (f) below, Tenant may, so long as The Bear Stearns Companies, Inc. is the Tenant, (A) sublet or license portions of the demised premises to Correspondent Firms; provided, that (w) Owner
                                              --------
     shall have received a notice of each such sublease or license from Tenant, accompanied by evidence reasonably satisfactory to Owner that the subtenant or licensee constitutes a Correspondent Firm and that the other conditions of this Section 11(a)(vi)(A) have been satisfied,
     (x) each such sublease or license shall provide that it terminates automatically if The Bear Stearns Companies, Inc. is no longer the
     Tenant or if the subtenant or licensee no longer constitutes a Correspondent Firm and shall otherwise be substantially in the form of Exhibit C, (y) the sole permitted use in the sublet or licensed space shall be the clearing of securities transactions for or on behalf of Tenant and/or Tenant's Affiliates (in the case of a Correspondent Firm described in clause (1) of the definition thereof) or the provision of other services to Tenant and/or Tenant's Affiliates (in the case of a Correspondent Firm described in clause (2) of the definition thereof), and (z) such subtenant or licensee shall have no right to further sublet or license the sublet or licensed space and (B) sublet or license portions of the demised premises to entities that qualify under Section 501(c)(3) of the Internal Revenue Code of 1986, as
     amended (or any successor provision thereto) (each, a "Tenant
                                                            ------
     Supported Charity"); provided, that (v) Owner shall have received a
     -----------------    --------
     notice of each such sublease or license from Tenant, accompanied by evidence reasonably satisfactory to Owner of such entity's tax exempt status under said section of the Internal Revenue Code and that the other conditions of this Section 11(a)(vi)(B) have been satisfied, (w) each such sublease or license shall provide that it terminates automatically if The Bear Stearns Companies, Inc. is no longer the
     Tenant or if the subtenant or licensee loses its tax exempt status,
     (x) the sole permitted use in the sublet or licensed space shall be as general and executive offices for such Tenant Supported Charity, (y)
     such subtenant or licensee shall have no right to further sublet or license the sublet or licensed space and (z) the aggregate square footage of all space at any time subleased or licensed to Tenant Supported Charities under this Section 11(a)(vi)(B) shall not at any time exceed ten (10%) percent of the then rentable square footage of the demised premises.  "Correspondent Firm" means any person or entity
                             ------------------
     which (1) receives or provides clearing services from or to Tenant and/or Tenant's Affiliates in accordance with the rules and regulations for the provision of such services promulgated by the New York Stock Exchange, the Securities and Exchange Commission and/or any other governmental regulatory agency, and their respective successors or (2) is engaged as a material portion of its business in providing services to Tenant and/or Tenant's Affiliates in connection with the customary conduct of the business of Tenant and/or Tenant's
     Affiliates.  "Correspondents" means, collectively, Correspondent Firms
                   --------------
     and Tenant Supported Charities.

          (b) If Tenant intends to assign this Lease or to sublet all or any portion of the demised premises, Tenant shall first give to Owner a notice (a "Recapture Notice") containing (i) a statement that Tenant
                  ----------------
     desires to assign this Lease or to sublet all or a portion of the demised premises, as the case may be and (ii) in the case of a proposed sublease, a description of the portion of the demised premises proposed to be sublet (including a floor plan). Owner shall have the right (the "Recapture Right"), exercisable by notice (a
                          ---------------
     "Recapture Response Notice") given to Tenant within forty-five (45)
      -------------------------
     days after Owner's receipt of the Recapture Notice, to terminate this Lease as of a date specified by Owner in the Recapture Response Notice, which shall be no less than ninety (90) days nor more than one year following the giving of the Recapture Response Notice (the "Recapture Date"), as to the entire demised premises (in the case of a
      --------------
     proposed assignment) or the entire space proposed to be sublet (in the case of a proposed subletting) or any one or more full floors of the demised premises proposed to be sublet (in the case of a proposed subletting of one full floor or more; provided, that if Owner so
                                           --------
     terminates this Lease as to less than all of the space that Tenant proposes to sublet, then the floor or floors with respect to which the Lease shall terminate shall consist of the uppermost or lowermost floor or floors that Tenant proposed to sublet (Owner to advise Tenant in the Recapture Response Notice which floor or floors shall be so terminated) and, if applicable, shall be contiguous), in which event Tenant shall be relieved as of the Recapture Date of all further obligations under this Lease as to the space in question. If, within said forty-five (45) day period, Owner notifies Tenant that it declines to exercise the Recapture Right or if Owner fails to notify Tenant of Owner's exercise of the Recapture Right, the Recapture Right shall be deemed waived by Owner as to the sublease or assignment in question and Tenant shall then have the right, subject to the provisions of Sections 11(c)-(g), (A) if the applicable Recapture Notice shall have proposed an assignment, to make an assignment of this Lease so long as Tenant requests Owner's consent in accordance with Section 11(c) to the assignment in question no later than one year after giving of the Recapture Response Notice or
     (B) if the applicable Recapture Notice shall have proposed a subletting, to make one or more subleases of all or any portion of the space referred to in the applicable Recapture Notice so long as Tenant requests Owner's consent in accordance with Section 11(c) to the sublease(s) in question no later than one year after the giving of the Recapture Response Notice (any such assignment or sublease described in clause (A) or clause (B) being herein called a "Conforming
                                                        ----------
     Transaction").  If Tenant shall propose to make any assignment or
     -----------
     sublease other than a Conforming Transaction, Tenant shall again comply with the provisions of this Section 11(b). The failure by Owner to exercise the Recapture Right with respect to any Recapture Notice shall not be deemed a waiver of (x) Tenant's obligation to give a further Recapture Notice if and when required by the foregoing provisions of this Section 11(b) or (y) Owner's right to exercise the Recapture Right with respect to any such further Recapture Notice or any other Recapture Notice.

          (c) If Owner does not exercise (or is deemed to have waived) the Recapture Right pursuant to Section 11(b) within the time period set forth therein, and Tenant thereafter intends to consummate a Conforming Transaction, Tenant shall give Owner notice of such intent a ("Transfer Notice"). Each Transfer Notice shall (i) identify the
         ---------------
     proposed assignee or subtenant and (ii) provide Owner with all material terms upon which Tenant intends to assign or sublease.
     Tenant shall provide Owner with any reasonable additional information or documents reasonably requested by Owner. Upon execution of an agreement of assignment or sublease, Tenant shall provide Owner with a copy of such executed agreement.

          (d) Owner shall have a period of ten (10) Business Days following the giving of a Transfer Notice (or, if later, five (5) Business Days after Owner's receipt of any additional information requested by Owner) within which to notify Tenant whether or not Owner approves the proposed assignment or sublease, such approval not to be unreasonably withheld or delayed so long as:

                    (i) the nature of the business of the proposed subtenant shall be reasonably satisfactory to Owner;

                    (ii) Tenant shall not be in continuing default beyond notice and the expiration of any applicable grace or cure periods under any of the terms of this Lease; and

                    (iii) there shall not be more than three (3) separately demised tenancies (exclusive of Tenant, Tenant's Affiliates and Correspondents) on any floor of the demised premises.

          (e) Granting of consent and the consummation of the subletting, as above provided, shall not affect the liability of Tenant herein to keep, perform and observe all of the terms, covenants and conditions of this Lease and such liability shall remain and continue for the balance of the term with the same force and affect as though there had been no subletting. It is also understood that the granting of consent and the consummation of such subletting shall not be deemed a waiver of the conditions precedent to the subletting contained in this
     Article 11 with respect to any further subletting by Tenant. Owner's consent to additional tiers of subletting shall not be unreasonably withheld provided the respective sublandlords and subtenants comply with the conditions to subletting contained in this Article 11 Tenant shall pay to Owner, within ten (10) days after receipt of a statement therefor, all of Owner's reasonable out-of-pocket costs in connection with any proposed subletting or assignment to which Section 11(b) applies, whether or not approved by Owner, including, without limitation, reasonable attorneys' fees and disbursements.

          (f) (i) If the aggregate of the amounts payable as base rent and as additional rent on account of taxes, operating expenses and electricity by a subtenant under a sublease of any part of the demised premises and the amount of any other consideration payable to Tenant by such subtenant, whether received in a lump-sum payment or otherwise shall be in excess of Tenant's Basic Cost therefor at that time then, promptly after the collection thereof, Tenant shall pay to Owner as additional rent, an amount equal to 50% of such excess. Tenant shall deliver to Owner within 60 days after the end of each calendar year and within 60 days after the expiration or earlier termination of this Lease a statement specifying each sublease in effect during such calendar year or partial calendar year, the number of square feet of rentable area demised thereby, the term thereof and a computation in reasonable detail showing the calculation of the amounts paid and payable by the subtenant to Tenant, and by Tenant to Owner, with respect to such sublease for the period covered by such statement. "Tenant's Basic Cost" for sublet space at any time means the sum of
      -------------------
     (A) the portion of the

     Base Rent and additional rent on account of Taxes and operating expenses which is attributable to the sublet space, plus (B) the amount payable by Tenant on account of electricity in respect of the sublet space, plus (C) the amount of all Transaction Costs. "Transaction Costs" means with respect to any assignment or sublease,
      -----------------
     the aggregate sum of (v) the amount of any costs reasonably incurred by Tenant in making changes in the layout and finish of the space for the subtenant or assignee amortized on a straight-line basis over the term of the sublease or the assignment, (w) the amount of any reasonable brokerage commissions and reasonable legal fees and disbursements paid by Tenant in connection with the sublease or the assignment amortized on a straight-line basis over the term of the sublease or the assignment, (x) advertising costs, (y) any monetary obligations actually assumed by Tenant on behalf of the subtenant or assignee under such subtenant's or assignee's then existing leases and
     (z) any other reasonable out-of-pocket costs incurred by Tenant in connection with such sublease or assignment.

                    (ii)Upon any assignment of this Lease pursuant to the terms hereof, Tenant shall pay to Owner 50% of the consideration received by Tenant for such assignment, after deducting therefrom all applicable Transaction Costs.

          (g) Failure by Owner to approve or disapprove any proposed assignment or sublease within the applicable time period provided in the first sentence of Section 11(b) shall be deemed to constitute Owner's approval thereof. If Owner disapproves any proposed sublease or assignment with respect to which Owner may not unreasonably withheld its consent under this Article 11, and Tenant disputes the reasonableness of such disapproval, the matter shall be determined by expedited arbitration in the manner provided in Article 42; provided, that if Tenant prevails in any such arbitration, Tenant's sole remedy shall be that the proposed sublease or assignment shall be deemed approved, and Tenant shall not be entitled to any damages or the exercise of any other remedies by reason thereof.

          (h) If this Lease shall be assigned by The Bear Stearns Companies, Inc. (the "Original Tenant") to a party that is not an
                           ---------------
     Affiliate of the Original Tenant, then Owner, when giving notice to said assignee or any future assignee that is not an Affiliate of the Original Tenant in respect of any default under this Lease, shall also serve a copy of such notice upon the Original Tenant at its last address for notice in accordance with this Lease, which notice shall indicate the date on which the notice of default was given to the then Tenant. Promptly following the last date upon which the then Tenant may cure such default, if the then Tenant shall fail to cure such default, Owner shall give notice to the Original Tenant stating the manner in which the then Tenant shall have failed to cure its said default, in which event, at Owner's election set forth in such notice, either (i) the Original Tenant shall have the option to (A) cure the default and, with respect thereto, the Original Tenant shall have the same amount of time, after such notice, within which to cure the said default, as is provided for under the provisions of this Lease to be given to Tenant therefor after notice, and should the Original Tenant so cure such default, the Original Tenant shall be entitled at its option to obtain possession of the demised premises to the extent it reserved for itself the right to do so under its assignment agreement, subject to all of the terms, covenants and conditions of this Lease and subject to any right of possession of the demised premises which the then Tenant may have, or
     (B) request Owner to terminate this Lease because of the default of the then Tenant whereupon, if Owner had not already done so, Owner shall promptly and in good faith, at the Original Tenant's expense, initiate and prosecute to completion summary proceedings to obtain vacant possession of the demised premises, and Owner and the Original Tenant shall, at the Original Tenant's expense, enter into a new lease, as "Owner" and "Tenant", respectively, for the remainder of the Term, containing the provisions as then remain under this Lease, whereupon, to the extent it has not already done so, the Original Tenant shall remedy said condition giving rise to said default, it being understood that any monetary defaults must be cured by the Original Tenant within 5 Business Days after receipt of notice of such default without regard to the exercise of the rights granted to the Original Tenant under this Section 11(h) and such payment being a precondition to the Original Tenant having the right to exercise the rights herein contained, or (ii) Owner shall proceed to exercise its remedies against the then Tenant with respect to such default without permitting the Original Tenant to exercise the options contained in clause (i) above, in which event Owner shall release the Original Tenant from any further obligation or liability under this Lease, including, without limitation, any liability with respect to such default of the then Tenant.

     12.  ELECTRIC CURRENT:
          ----------------
          (a) (i) Tenant shall have the right to use electricity on a rent inclusion basis for ordinary office equipment, including, without limitation, typewriters, word processors, personal computers, adding machines, facsimile machines, copiers, lighting and communications equipment required to support Tenant's normal office functions, subject to adjustments if (A) there is an increase or decrease greater than two (2%) percent in the rate schedule of the utility company serving the Building, (B) the consumption of electric current within the demised premises changes materially or (C) the consumption of electric current in the demised premises exceeds, by more than a de minimis amount, $2.50 per annum per rentable square foot of space in the demised premises. Tenant shall not knowingly permit the consumption of electricity to overtax the capacity of the Building's electrical system. Except to the extent resulting from the negligence or willful misconduct of Owner or Owner's agents, employees, servants, contractors, invitees or licensees, Owner shall not be liable to Tenant for any loss, damage or expense resulting from change in the quantity or character of the electric service or its being no longer suitable for Tenant's requirements, or due to cessation or interruption of the supply of current. Upon thirty (30) days prior written notice to Tenant, and provided Tenant has obtained electricity directly from the public utility company, Owner may, for so long as Tenant shall be able to so obtain electricity directly from the utility company, discontinue service of electricity to Tenant without affecting the tenancy or Tenant's liability hereunder and without liability for loss or damage caused Tenant by such discontinuance; except that in the event of the discontinuance of such service, Tenant shall be entitled to an appropriate adjustment of the Base Rent payable under this Lease. Owner, in that event, shall permit Tenant to purchase electricity directly from the public utility servicing the area where the Building is located and permit Owner's electrical distribution system to be used for that purpose. The portion of the Base Rent set forth in
     Section 1(c) that is to be deemed attributable to electricity (the "Inclusion Amount") is (x) in the case of Section 1(c)(i), THREE
      ----------------
     HUNDRED FORTY TWO THOUSAND NINETY ($342,090.00) DOLLARS per annum, or TWENTY EIGHT THOUSAND FIVE HUNDRED SEVEN AND 50/100 ($28,507.50) DOLLARS per month and (y) in the case of Section 1(c)(ii), THREE HUNDRED FIFTY THOUSAND TWO HUNDRED SIXTY-TWO AND 50/100 ($350,262.50) DOLLARS per annum, or TWENTY NINE THOUSAND ONE HUNDRED EIGHTY-EIGHT AND 54/100 ($29,188.54) DOLLARS per month. From and after October 1, 1994 to and including March 31, 1995, Tenant shall pay to Owner each month, in the same manner as Base Rent, the applicable Inclusion Amount in respect of electricity consumed in the demised premises (appropriately prorated if the date of this Lease is not the first day of a month).

               (ii) Tenant may, within thirty (30) days after Tenant's receipt of notice of such determination, dispute any determination made by Owner under Section 12(a)(i) by notifying Owner of Tenant's intention to appoint a reputable, independent electrical consultant, at Tenant's expense. Tenant's electrical consultant shall promptly perform its own survey and prepare an estimate of the applicable charges for electricity. Tenant shall promptly notify Owner (a "Notice of Estimate") as to whether Tenant's
                               ------------------
     electrical consultant claims that Owner's determination is incorrect and of the estimate set forth by Tenant's electrical consultant. Any dispute relating to a determination under this Section 12(a) that is not resolved within thirty (30) days after delivery of a Notice of Estimate may be submitted to arbitration by either party pursuant to
     Article 42 hereof. If such dispute relates to a floor or floors that is occupied in part by Tenant, then the other tenant(s) occupying such floor or floors may be parties to such arbitration. Pending the determination of such arbitration, Tenant shall pay to Owner the amount that Owner had determined is due for electricity, without prejudice to Tenant's position. Tenant, at Owner's request, shall be a party to any arbitration between Owner and any other tenant occupying a floor which is occupied in part by Tenant, concerning the interpretation of any provision similar to this Section 12(a) in such other tenant's lease. If, as a result of the resolution of any such dispute, Tenant shall have underpaid or overpaid for electricity consumed in the demised premises, then an adjustment required to correct the amount previously paid by Tenant shall be made by the appropriate party within thirty (30) days after such resolution.

          (b) (i) At Tenant's election made at any time upon not less than 60 days notice to Owner, Tenant may install, at Tenant's expense, one or more electronic submeters measuring both demand and consumption of electricity in all or a portion consisting of one or more full floors of the demised premises (including, without limitation, all peripheral fan-coil HVAC units in the demised premises, but excluding the central fan-coil HVAC units servicing the demised premises).
     Where more than one submeter measures electricity, the service rendered through each submeter shall be aggregated. If Tenant so elects, then (A) Tenant shall comply with the provisions of Article 3 in connection with the installation of such submeters, (B) from and after the date that such submeters have been installed and are operating to Owner's and Tenant's reasonable satisfaction (the "Submeter Date"), Tenant shall pay Owner for electricity consumed in
      -------------
     the demised premises in the manner described in clause (ii) below, (C) from and after the Submeter Date, the amount payable by Tenant to Owner in respect of electricity consumed in the demised premises shall be determined by applying both the number of KWs of demand for such period and the KWHRs of consumption for such period, as measured in each case by such submeters, to Owner's Rate Schedule for such period, plus all sales tax payable on such amount plus 5% of the amount otherwise payable under this clause (C) in respect of Owner's administrative costs but without any other profit or mark-up in favor of Owner and (D) from and after the Submeter Date, the Base Rents set forth in Articles 1 and 43 shall be reduced by the applicable Inclusion Amount. "Owner's Rate Schedule"
                                                     ---------------------
      means for any period, the rate schedule for the utility company serving the Building for both KWs and KWHRs at which Owner purchases electricity for the Building from the utility company serving the Building during such period, excluding any sales tax but including all other fees, charges and amounts which may be included in such schedule.

               (ii) If Tenant elects to install submeters in the demised premises, then from and after the Submeter Date, Tenant shall pay Owner for electricity consumed in the demised premises in accordance with this Section 12(b)(ii). Prior to the beginning of each calendar year during the term of this Lease (and prior to the Submeter Date with respect to the year in which the Submeter Date occurs), Owner shall notify Tenant of the Tentative Monthly Electric Charge and Tenant shall pay to Owner on the first day of each month, as additional rent, the Tentative Monthly Electric Charge. If Owner fails timely to deliver any such notice, Tenant shall continue to pay the Tentative Monthly Electric Charge theretofore in effect until receipt of a new notice from Owner. "Tentative Monthly Electric
                                           --------------------------
     Charge" means a sum equal to one-twelfth (1/12th) of Owner's good
     ------
     faith estimate of (A) the submeter charges for Tenant's consumption of electricity for the current calendar year, plus (B) the charges payable under clause (iii) below for the current calendar year. The Tentative Monthly Electric Charge may be adjusted by Owner at any time and from time to time. The amounts, if any, collected by Owner from Tenant on account of the Tentative Monthly Electric Charge shall be adjusted following the end of each calendar year (and following the last day of the term of this Lease), and (x) if the sum of the payments of the Tentative Monthly Electric Charge is less than the submeter charges actually due for such year or partial year for Tenant's consumption of electricity, Tenant shall pay such deficit to Owner within 10 days following Owner's rendition of a bill therefor, and (y) if the sum of the payments of the Tentative Monthly Electric Charge is more than the submeter charges actually due for such year or partial year, Owner shall pay to Tenant (which, at Owner's option, may be in the form of a credit against the Rent next due) an amount equal to such excess.

               (iii) From and after the Submeter Date, Tenant shall pay to Owner on the first day of each month Tenant's allocable share of the electricity consumed by the central fan-coil HVAC units from time to time serving the demised premises. The amount of electricity consumed by such units shall be reasonably determined by Owner. With respect to the premises initially demised under this Lease, the relevant units and Tenant's allocable share thereof, are as follows:

     Fan No.    Location           Floors Served       Allocable Share
     -------    --------           -------------       ---------------
     3L         Fl. 8 Fan Room     7 & 8 North Supply      100%
     3U         Fl. 8 Fan Room     9 & 10 North Supply     100%
     6R         Fl. 8 Fan Room     7-10 North Return       100%
     4L         Fl. 10 Fan Room    7-9 South Supply        100%
     4U         Fl. 10 Fan Room    1O-15 South Supply      20.57%
     8R         Fl. 10 Fan Room    7-15 South Return       56.37%
     7          Fl. 12 Fan Room    11-15 North Supply      28.47%
     20R        Fl. 14 Fan Room    11-15 North Return      28.47%

          (c) As of the date of this Lease, the following electrical service is available in the Building electrical closet on each floor of the premises demised under this Lease:


                     Floor                   Amps
                     -----                   ----

                       7                     300

                       8                     500

                       9                     350

                      10                     300

                      11                     400

     Throughout the term of this Lease there shall be available in the Building electrical closet on each floor of the demised premises the electrical service described in paragraph 2 of Exhibit B to this Lease.

     13.  ACCESS TO PREMISES:
          -------------------

          Owner and Owner's agents shall have the right (but shall not be obligated) to enter the demised premises in an emergency at any time upon such notice as shall be practicable under the circumstances, and, at other reasonable times upon reasonable notice and accompanied by a representative of Tenant if Tenant makes such a representative available, to examine the same and to make such repairs, replacements and improvements as Owner may deem necessary and reasonably desirable and for which entry is reasonably required. Except in the case of an emergency, Owner shall not enter Tenant's communications center unless accompanied by a representative of Tenant or Tenant otherwise consents thereto. Tenant shall permit Owner to use and maintain and replace pipes and conduits therein provided they are concealed within the walls, floor or ceiling. Owner may, during the progress of any work in the demised premises, take all necessary materials and equipment into said premises without the same constituting an eviction and Owner shall use reasonable efforts, consistent with customary practice for the management of a first-class office building, to minimize interference with the ordinary conduct of Tenant's business and shall not, without Tenant's consent, store any such material or equipment in the demised premises longer than one Business Day. Throughout the term hereof, Owner shall have the right to enter the demised premises upon reasonable notice and accompanied by a representative of Tenant if Tenant makes such a representative available for the purpose of showing the same to prospective purchasers or mortgagees of the Building, and during the last 15 months of the term hereof for the purpose of showing the demised premises to prospective tenants.

     14.  VAULT, VAULT SPACE, AREA:
          ------------------------
          No vaults, vault space or area, whether or not enclosed or covered, not within the property line of the Building is leased hereunder, anything contained in or indicated on any sketch, blue print or plan, or anything contained elsewhere in this Lease to the contrary notwithstanding. Owner makes no representation as to the location of the property line of the Building. All vaults and vault space and all such areas not within the property line of the Building, which Tenant may be permitted to use and/or occupy, is to be used and/or occupied under a revocable license, and if any such license be revoked, or if the amount of such space or area be diminished or required by any federal, state or municipal authority or public utility, Owner shall not be subject to any liability nor shall Tenant be entitled to any compensation or diminution or abatement of Rent, nor shall such revocation, diminution or requisition be deemed constructive or actual eviction.

     15.  OCCUPANCY:
          ---------
          (a) Owner represents to Tenant that, as of the date of this Lease, the use of the demised premises for general and executive office purposes does not violate the certificate of occupancy issued for the Building. Owner shall, throughout the term of this Lease, maintain, at Owner's cost and expense, a valid certificate of occupancy for the Building which shall authorize the use of the demised premises for general and executive office purposes. Owner makes no representation to Tenant concerning the Ancillary Uses. Tenant shall not at any time use or occupy the demised premises in violation of such certificate of occupancy issued for the Building.

          (b) Owner represents to Tenant that, as of the date of this Lease (i) all of the Building systems and facilities servicing the demised premises are in good working order and repair and (ii) the demised premises is free of asbestos and asbestos-containing materials. Anything contained in this Lease to the contrary notwithstanding, in the event of the breach by Owner of any representation made by Owner in this Section 15(b), Tenant's sole remedy shall be to cause Owner to cure such breach and Tenant shall not be entitled to any offset, credit, deduction or abatement against Rent by reason of such breach (except as expressly provided in Section 27(b) below) nor shall such breach give rise to any right on the part of Tenant to cancel this Lease.

          (c) Tenant acknowledges that Tenant has heretofore had access to the demised premises for the purposes of performing certain demolition work in preparation of Tenant's occupancy and that Tenant has inspected the demised premises and is familiar with the condition of the demised premises. Tenant accepts the demised premises in its "as is" condition on the date of this Lease, subject only to the performance by Owner of the work described on Exhibit B ("Owner's
                                                   ----------   -------
     Work") and to Section 15(b) above.  Except as expressly set forth in
     ----
     this Lease, Owner makes no representation as to the condition of the demised premises or the Building.

     16.  DEFAULT:
          -------
          (a) This Lease and the term and estate hereby granted are subject to the limitation that:

               (i) if Tenant defaults in the payment of any Base Rent, additional rent or any other sum payable to Owner on any date upon which the same is due, and any such default continues for five (5) days after Owner gives to Tenant a notice specifying such default, or

               (ii) if Tenant defaults in the keeping, observance or performance of any covenant or agreement (other than a default of the character referred to in Section 16(a)(i)), and if such default continues and is not cured within thirty (30) days after Owner gives to Tenant a notice specifYing the same, or, in the case of a default which for causes beyond Tenant's reasonable control cannot with due diligence be cured within such period of thirty (30) days, if Tenant shall not promptly upon the receipt of such notice, (A) advise Owner of Tenant's intention duly to institute all steps necessary to cure such default or (B) institute and thereafter diligently prosecute to completion all steps necessary to cure the same, then, in any of such cases, in addition to any other remedies available to Owner at law or in equity, Owner shall be entitled to give to Tenant a notice of intention to end the term of this Lease at the expiration of ten (10) Business Days from the date of the giving of such notice, and, in the event such notice is given, this Lease and the term and estate hereby granted shall terminate upon the expiration of such ten (10) Business Days with the same effect as if the last of such ten (10) Business Days were the expiration date of the term of this Lease, but Tenant shall remain liable for damages as provided herein or pursuant to law.

          (b) (i) Anything contained in this Lease to the contrary notwithstanding, Tenant may, within ten (10) days after the giving to Tenant of a notice of a default described in Section 16(a)(ii) (an "Alleged Default"), give to Owner a notice contesting the assertion by
      ---------------
     Owner of such Alleged Default (a "Dispute Notice"), in which event (A)
                                       --------------
     Tenant shall, within 10 days after the giving of the applicable Dispute Notice, institute an expedited arbitration proceeding in accordance with the provisions of Article 42 below to determine whether or not the Alleged Default exists and (B) Tenant's time to cure the Alleged Default under Section 16(a)(ii) shall be tolled pending the determination of the arbitrator. Failure by Tenant timely to give a Dispute Notice with respect to any Alleged Default shall constitute a waiver by Tenant of Tenant's right to contest such Alleged Default under this Section 16(b)(i). Failure by Tenant timely to institute an expedited arbitration proceeding shall constitute a rescission by Tenant of the applicable Dispute Notice, a waiver by Tenant of Tenant's right to contest such Alleged Default under this
     Section 16(b)(i) and a reinstatement of Tenant's original cure period under Section 16(a)(ii) with respect to such Alleged Default. Notwithstanding the provisions of Article 42, the non-prevailing party in any arbitration under this Section 16(b) shall pay to the prevailing party, within thirty
     (30) days after receipt of an invoice therefor accompanied by reasonable back-up, the actual out-of-pocket expenses incurred by the prevailing party in such arbitration. If the arbitrator determines that the Alleged Default exists, then the date on which Tenant receives notice of such determination shall be deemed to be the date that notice of the Alleged Default was given to Tenant so that Tenant shall thereafter have the period set forth in Section 16(a)(ii) to cure such Alleged Default, except that the thirty (30) day period provided for therein shall be reduced to fifteen (15) days. If the arbitrator determines that the Alleged Default does not exist, then Owner's notice to Tenant of such Alleged Default shall be deemed to have been rescinded, but Tenant shall not be entitled to any damages or to any offset, credit, deduction or abatement against Rent by reason thereof, nor shall the same give rise to any right of Tenant to cancel this Lease or constitute a default by Owner under this Lease.

               (ii) Notwithstanding the provisions of Section 16(b)(i), at any time after the giving by Tenant of a Dispute Notice with respect to any Alleged Default, Owner may give to Tenant a notice that such Alleged Default constitutes a Critical Default, in which event (A) upon the giving of Owner's notice, the cure period under Section 16(a)(ii) with respect to such Alleged Default shall no longer be tolled, and (B) the curing of such default by Tenant shall be a condition to Tenant's right to continue to contest whether the Alleged Default constitutes a default on the part of Tenant. If the arbitrator determines that the Alleged Default did not exist, then the last sentence of Section 16(b)(i) shall apply, except that Owner shall reimburse Tenant, within thirty (30) days after the submission by Tenant to Owner of an invoice accompanied by such reasonable back-up as Owner may require, for the actual out-of-pocket costs incurred by Tenant in curing such Alleged Default. "Critical Default" means that,
                                              ----------------
     in Owner's judgment, the failure promptly to cure the Alleged Default in question will (w) have a material, adverse effect on the Building or any portion thereof or the land underlying the Building or on the interest of Owner or any person claiming under or through Owner in any thereof or subject any thereof to imminent imposition of a lien or to imminent risk of sale, (x) constitute a default under any Superior Instrument, (y) threaten the health or safety of any person or (z) subject Owner to the risk of criminal liability.

     17.  RE-ENTRY BY OWNER:
          -----------------

          If this Lease shall have been terminated as in Article 16 provided, Owner or Owner's agents and servants may immediately or at any time thereafter re-enter into or upon the demised premises, or any part thereof in the name of the whole, either by summary dispossess proceedings or by any suitable action or proceeding at law, and may repossess the same, to the end that Owner may have, hold and enjoy the demised premises again as and of its first estate and interest therein. The words "re-enter" and "re-entering" as used in this Lease
                          --------       -----------
     are not restricted to their technical legal meanings.

     18.  DAMAGES; INJUNCTION; WAIVER:
          ---------------------------
          (a) In the event of a termination of this Lease, Tenant shall pay to Owner as damages, at the election of Owner, either:

               (i) a sum which, at the time of such termination, represents the then value of the excess, if any, of (A) the aggregate of the Base Rent and additional rent which, had this Lease not terminated, would have been payable hereunder by Tenant for the period commencing with the day following the date of such termination and ending with the date hereinbefore set for the expiration of the term of this Lease over (B) the aggregate fair rental value of the demised premises for the same period (conclusively presuming the additional rent to be the same as was payable for the year immediately preceding such termination except that additional rent on account of Taxes and operating expenses shall be presumed to increase at the average of the rates of increase thereof previously experienced by Owner during the period (not to exceed 3 years) prior to such termination), or

               (ii) sums equal to the Base Rent and additional rent that would have been payable by Tenant had this Lease not terminated, payable upon the due dates therefor specified herein until the date hereinbefore set for the expiration of the term of this Lease; provided, that if Owner shall relet all or any part of the demised premises for all or any part of the period commencing on the day following the date of such termination and ending on the date hereinbefore set for the expiration of the term of this Lease, Owner shall credit Tenant with the net rents received by Owner from such reletting, such net rents to be determined by first deducting from the gross rents as and when received by Owner from such reletting the actual expenses paid by Owner in terminating this Lease and re-entering the demised premises and securing possession thereof, as well as the actual expenses of reletting, including, without limitation, altering and preparing the demised premises for new tenants, brokers' commissions, and all other expenses properly chargeable against the demised premises and the rental therefrom in connection with such reletting, it being understood that any such reletting may be for a period equal to or shorter or longer than said period; provided, further, that (A) in no event shall Tenant be entitled to receive any excess of such net rents over the sums payable by Tenant to Owner under this Lease, (B) in no event shall Tenant be entitled, in any suit for the collection of damages pursuant to this Section 18(a)(ii), to a credit in respect of any net rents from a reletting except to the extent that such net rents are actually received by Owner prior to the commencement of such suit, and (C) if the demised premises or any part thereof should be relet in combination with other space, then proper apportionment on a square foot rentable area basis shall be made of the rent received from such reletting and of the actual expenses of reletting.

          (b) Suit or suits for the recovery of any damages payable hereunder by Tenant, or any installments thereof, may be brought by Owner from time to time at its election, and nothing contained herein shall require Owner to postpone suit until the date when the term of this Lease would have expired but for such termination. Nothing herein contained shall be construed as limiting or precluding the recovery by Owner against Tenant of any sums or damages to which, in addition to the damages particularly provided above, Owner may lawfully be entitled by reason of any default hereunder on the part of Tenant.

          (c) In the event of a breach or threatened breach on the part of Tenant with respect to any of the covenants or agreements on the part of or on behalf of Tenant to be kept, observed or performed, Owner shall also have the right of injunction. The specified remedies to which Owner may resort hereunder are cumulative and are not intended to be exclusive of any other remedies or means of redress to which Owner may lawfully be entitled at any time, and Owner may invoke any remedy allowed at law or in equity as if specific remedies were not herein provided for.

          (d) Tenant waives and surrenders all right and privilege that Tenant might have under or by reason of any present or future law to redeem the demised premises or to have a continuance of this Lease for the term hereof after Tenant is dispossessed or ejected therefrom by process of law or under the terms of this Lease. Tenant also waives the provisions of any law relating to notice and/or delay in levy of execution in case of any eviction or dispossession for nonpayment of Rent, and the provisions of any successor or other law of like import.

     19.  FEES AND EXPENSES:
          -----------------
          If Tenant shall default beyond the expiration of any applicable grace and notice period under Article 16 in the observance or performance of any term or covenant on Tenant's part to be performed under or by virtue of any of the terms or provisions of this Lease, Owner may, upon not less than three (3) Business Days notice to Tenant, perform the obligation of a Tenant thereunder. If Owner, in connection with the foregoing or in connection with any default by Tenant in the covenant to pay Rent hereunder, makes any reasonable expenditures or incurs any obligations for the payment of money, including, without limitation, reasonable attorney's fees and disbursements, in instituting, prosecuting or defending any action or proceeding, then Tenant shall reimburse Owner for such reasonable sums so paid or obligations incurred, together with interest thereon at the Prime Rate plus 2% from the date incurred by Owner until paid by Tenant. The foregoing expenses incurred by Owner shall be deemed to be additional rent hereunder and shall be paid by Tenant to Owner within thirty (30) days of rendition of any bill or statement to Tenant therefor. Tenant's compliance with any notice given by Owner alleging failure by Tenant to perform any obligation of Tenant under this Lease shall not be deemed a waiver of Tenant's right to contest, in accordance with the provisions of this Lease, Tenant's obligation to so comply.

     20.  BUILDING ALTERATIONS AND MANAGEMENT:
          -----------------------------------
          (a) Owner shall have the right at any time without the same constituting an eviction and without incurring liability to Tenant therefor (i) to change the arrangement and/or location of public entrances, passageways, doors, doorways, corridors, elevators, stairs, toilets or other public parts of the Building; provided, that such change shall not deprive Tenant of a reasonable means of access to the Building or the demised premises or of the use of the demised premises for the ordinary conduct of Tenant's business, and provided further, that the premises initially demised under this Lease shall be served throughout the Term of this Lease by the Building's low-rise elevator bank, which presently serves the lobby through the 14th floor of the Building, inclusive, and (ii) except as set forth in Section 20(b), to change the name, number or designation by which the Building may be known. Except as expressly provided in this Lease, there shall be no allowance to Tenant for diminution of rental value and no liability on the part of Owner by reason of inconvenience, annoyance or injury to business arising from Owner or other tenants making any repairs in the Building or any such alterations, additions and improvements. Furthermore, Tenant shall not have any claim against Owner by reason of Owner's imposition of such controls of the manner of access to the Building by Tenant's social or business visitors as Owner may reasonably deem necessary for the security of the Building and its occupants; provided, that such
                                                     --------
     controls shall be imposed upon substantially all other tenants at the Building and provided further, that Tenant shall not be required to
                  ----------------
     incur (other than by way of the payment of Operating Expenses under Article 39) any out-of-pocket costs in connection therewith.

          (b)  (i)  Notwithstanding Section 20(a) and subject to clauses
     (ii) and (iii) below, Owner shall not, without the prior consent of Tenant, use as the name for the Building the name of any Tenant Competitor. "Tenant Competitor" means any entity whose principal
                   -----------------
     business is that of an investment bank.

               (ii) Notwithstanding clause (i) above, clause (i) above shall be null and void and of no further force or effect (and there shall be no restriction on Owner's right to name the Building) if (A) The Bear Stearns Companies, Inc. is no longer the Tenant under this Lease, (B) The Bear Stearns Companies, Inc. (together with its Affiliates and Correspondents) at any time fails to occupy at least 119,000 rentable square feet in the Building or (C) The Bear Stearns Companies, Inc. shall be in default under this Lease beyond any applicable period of grace.

               (iii) Notwithstanding clause (i) above, if at any time a Tenant Competitor leases 200,000 or more rentable square feet in the Building, then the restriction in clause (i) above shall not apply as to such Tenant Competitor and Owner shall have the right to name the Building for such Tenant Competitor.

     21.  NO REPRESENTATIONS BY OWNER:
          ---------------------------
          (a) Neither Owner nor Owner's agents have made any representations or promises with respect to the physical condition of the Building, the land upon which it is erected or the demised premises, the rents, leases, expenses of operation or any other matter or thing affecting or related to the demised premises except as herein expressly set forth and no rights, easements or licenses are acquired by Tenant by implication or otherwise except as expressly set forth in the provisions of this Lease. All understandings and agreements heretofore made between the parties hereto are merged in this contract, which alone fully and completely expresses the agreement between Owner and Tenant and any executory agreement hereafter made shall be ineffective to change, modify, discharge or effect an abandonment of it in whole or in part, unless such executory agreement is in writing and signed by the party against whom enforcement of the change, modification, discharge or abandonment is sought.

          (b) Tenant shall look solely to Owner's interest in the Property for the satisfaction of any right or remedy of Tenant for the collection of a judgment (or other judicial process) requiring the payment of money by Owner, its partners, officers or shareholders, in the event of any liability by Owner, and no other property or assets of Owner, its partners, officers or shareholders shall be subject to levy, execution, attachment or other enforcement procedure for the satisfaction of Tenant's remedies under or with respect to this Lease, the relationship of Owner, its partners, officers or shareholders and Tenant hereunder, or Tenant's use and occupancy of the demised premises, or any other liability of Owner, its partners, officers or shareholders to Tenant. For purposes of this Section 21(b), Owner's interest in the Property shall include (i) the proceeds of any sale of the Building and/or the land on which the Building is located and (ii) an amount equal to any condemnation awards and the proceeds of any casualty insurance until the Building is restored to substantially the same condition that existed prior to the casualty or condemnation.

     22.  END OF TERM:
          -----------
          (a) Upon the expiration or other termination of the term of this Lease, Tenant shall quit and surrender to Owner the demised premises, broom clean, in good order and condition, ordinary wear, damage from fire or other casualty and damages which Tenant is not required to repair as provided elsewhere in this Lease excepted. Tenant's obligation to observe or perform this covenant shall survive the expiration or other termination of this Lease. If the last day of the term of this Lease or any renewal thereof falls on a Sunday, this Lease shall expire at noon on the next succeeding Business Day.

          (b) If Tenant holds over without the consent of Owner after expiration or termination of this Lease, Tenant shall:

               (i) pay as hold-over rental for each month of the hold-over tenancy an amount equal to the greater of (A) the fair market rental value of the demised premises for such month (as reasonably determined by Owner) or (B) the Applicable Percentage of the Base Rent and additional rent which Tenant was obligated to pay for the month immediately preceding the end of the term of this Lease; and

               (ii) if such holdover continues for more than ninety (90) days, be liable to Owner for (A) any payment or rent concession which Owner may be required to make to any tenant obtained by Owner for all or any part of the demised premises (a "New Tenant") in order to
                                             ----------
     induce such New Tenant not to terminate its lease by reason of the holding-over by Tenant and (B) the loss of the benefit of the bargain if any New Tenant shall terminate its lease by reason of the holding-over by Tenant.

          No holding-over by Tenant after the term of this Lease shall operate to extend the term of this Lease. In the event of any unauthorized holding-over for more than ninety (90) days, Tenant shall indemnify Owner against all claims for damages by any other tenant to whom Owner may have leased all or any part of the demised premises elective upon the termination of this Lease. "Applicable Percentage"
                                                    ---------------------
      means (x) 125% for the first 36 days of the hold-over tenancy, (y) 150% for the next sixty (60) days of the hold-over tenancy and (z) 200% thereafter.

     23.  QUIET ENJOYMENT:
          ---------------
          Owner covenants to Tenant that, so long as this Lease is in full force and effect, Tenant may peaceably and quietly enjoy the premises hereby demised, subject, nevertheless, to the terms and conditions of this Lease including, but not limited to Articles 7 and 31 hereof

     24.  TENANT SATELLITE DISH:
          ---------------------
          (a) Tenant may, subject to and in accordance with the provisions of this Article 24, use a portion of the roof of the Building or the setback on the 7th, 9th or 11th floor of the Building to install, maintain and operate one or more antennas and/or satellite dishes, together with related equipment and support structures (collectively, the "Satellite Dish") and to run lines therefrom into the demised
          --------------
     premises, subject to Owner's prior approval, not to be unreasonably withheld or delayed, of the size and configuration of the Satellite Dish. If Tenant desires to locate the Satellite Dish on a setback of the Building, then (i) the Satellite Dish shall be located as far east as possible on the 51st Street side of the Building, (ii) the Satellite Dish shall not interfere in any respect with the Building window washing equipment and (iii) the Satellite Dish shall not be visible from the street. Tenant shall furnish detailed plans and specifications for the Satellite Dish (or any modification thereof) to Owner for Owner's approval.

          (b) Tenant's use of the roof of the Building under this Article 24 is a non-exclusive use and Owner may permit the use of any other portion of the roof by any other person for any use including installation of other antennas, satellite dishes and related equipment and support structures. Owner shall use reasonable efforts to insure that such use does not impair Tenant's data transmission and reception via Tenant's Satellite Dish. Tenant shall use its reasonable efforts to insure that Tenant's use of the roof does not impair such other person's data transmission and reception via its respective antennas and support equipment.

          (c) If Tenant's construction, installation, maintenance, repair, operation or use of the Satellite Dish shall interfere with the rights of Owner (including, without limitation, Owner's right reasonably to use the remainder of the roof or any setback) or other tenants in the Building, Tenant shall cooperate with Owner or such other tenants in eliminating such interference; provided, that the cost of remedying
                                    --------
     such interference shall be borne by Owner, unless the party which is suffering such interference was using the roof or such setback in the manner suffering such interference prior to the use of the Satellite Dish causing such interference by Tenant, in which case the cost of remedying such interference shall be borne by Tenant. If construction, installation, maintenance, repair, operation or use of any antennas or support equipment, or any other equipment, by Owner or any other person shall interfere with the rights of Tenant, Owner shall cooperate, and shall cause such other persons to cooperate, with Tenant in eliminating such interference; provided, that the cost of
                                              --------
     remedying such interference shall be borne by Tenant, unless Tenant was using the roof or such setback in the manner suffering such interference prior to the use of such antennas or support equipment, or other equipment, causing such interference, in which case the cost of remedying such interference shall be borne by Owner.

          (d) Tenant shall comply with all laws, rules, regulations and insurance requirements applicable to the Satellite Dish. Owner makes no warranties as to the permissibility of a Satellite Dish under applicable laws, rules, regulations and insurance requirements or the suitability of the roof or any setback of the Building for the installation thereof. If Owner's structural engineer deems it reasonably necessary that there be structural reinforcement of the roof or any setback in connection with the installation of the Satellite Dish, Owner shall perform same at Tenant's cost and Tenant shall not perform any such installation prior to the completion of any such structural reinforcement. The installation of the Satellite Dish shall be subject to

     Article 3 above. For the purpose of installing, servicing or repairing the Satellite Dish, Tenant shall have access to the roof or the applicable setback of the Building at reasonable times upon reasonable notice to Owner and Owner shall have the right to require, as a condition to such access, that Tenant (or its employee, contractor or other representative) at all times be accompanied by a representative of Owner who Owner shall make available, without cost to Tenant, upon reasonable notice (except that such accompaniment shall be required in the case of an emergency only if practicable). All work required to be performed to the roof, any setback or other parts of the Building outside of the demised premises in connection with the installation of the Satellite Dish (including, without limitation, any roof penetrations, structural modifications and reroofing, but excluding the actual installation of the Satellite
     Dish) shall be performed by Owner and Tenant shall reimburse Owner for the reasonable out-of-pocket costs incurred by Owner in so performing. Tenant, using a vendor approved by Owner (such approval not to be unreasonably withheld) shall perform the actual installation of the Satellite Dish. Unless the electricity consumed by the Satellite Dish is included on Tenant's submeters, Owner shall reasonably estimate the electricity consumed by the Satellite Dish and Tenant shall pay to Owner on the first day of each month the amount so determined by Owner.

          (e) Tenant shall be responsible for all costs and expenses for repairs and maintenance of the roof or any other part of the Building which result from Tenant's use of the roof or any setback for the construction, installation, maintenance, repair, operation and use of the Satellite Dish.

          (f) Notwithstanding the provisions of Section 3(c) above, upon the expiration of the term of this Lease, the Satellite Dish shall be removed by Tenant and Tenant shall pay for any damage to and restore the roof or any other portions of the Building to substantially their condition immediately prior to Tenant's installation of the Satellite Dish (ordinary wear and tear and damage by casualty excepted).

          (g) Tenant shall not be required to pay Base Rent for the use of the Satellite Dish or use of the roof; any setback or any shaft space for the purposes permitted herein and none of the same shall be included in the calculation of Tenant's proportionate share for purposes of the payment of Taxes and operating expenses.

          (h)  Notwithstanding anything to the contrary contained in this
     Article 24, Owner may, on not less than 60 days' prior notice, relocate the Satellite Dish to another location on the roof or any setback of the Building, which new location shall be no less suitable for the installation and use of the Satellite Dish than was the original location thereof and which otherwise conforms to the foregoing provisions of this Article 24. Such relocation shall be performed during non-Business Hours. Owner shall bear all costs of such relocation (including the charges of Tenant's vendor who shall perform the actual deinstallation and reinstallation), unless such relocation is required by applicable laws, rules and regulations in which case Tenant shall reimburse Owner for the reasonable out-of-pocket costs incurred by Owner in so relocating the Satellite Dish. In no event shall any such relocation result in Tenant having greater obligations or lesser rights under paragraph (c) hereof.

          (i) The rights granted in this Article 24 are given in connection with, and as part of the rights created under, this Lease and are not transferable or assignable other than in connection with an assignment or sublease under Article II. Tenant shall use the Satellite Dish solely in connection with activities permitted under
     Article 2. Tenant shall not sell any services arising out of the use of the Satellite Dish (A) to any other tenant (other than subtenants of Tenant) or (B) to the general public.

     25.  NO WAIVER:
          ---------
          The failure of Owner or Tenant to seek redress for violation of, or to insist upon the strict performance of any covenant or condition of this Lease or of any of the Rules or Regulations set forth or hereafter adopted by Owner and of which Tenant has been given reasonable notice and an opportunity to contest as provided in Article 33 below, shall not prevent a subsequent act which would have originally constituted a violation from having all the force and effect of an original violation. The receipt by Owner or payment by Tenant of Rent with knowledge of the breach of any covenant of this Lease shall not be deemed a waiver of such breach and no provision of this Lease shall be deemed to have been waived by Owner or Tenant unless such waiver be in writing signed by Owner or Tenant. No payment by Tenant or receipt by Owner of a lesser amount than the monthly Rent herein stipulated shall be deemed to be other than on account of the earliest stipulated Rent, nor shall any endorsement or statement of any check or any letter accompanying any check or payment as Rent be deemed an accord and satisfaction, and Owner may accept such check or payment without prejudice to Owner's right to recover the balance of such Rent or pursue any other remedy in this Lease provided. No employee of Owner or Owner's agent shall have any power to accept the keys of said demised premises prior to the expiration or other termination of this Lease and the delivery of keys to any such agent or employee shall not act as a termination of this Lease or a surrender of the demised premises.

     26.  WAIVER OF TRIAL BY JURY:
          -----------------------
          It is mutually agreed by and between Owner and Tenant that the respective parties hereto shall and they hereby do waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other (except for personal injury or property damage) on any matters whatsoever arising out of or in any way connected with this Lease, the relationship of Owner and Tenant, Tenant's use of or occupancy of said demised premises, and any emergency statutory or other statutory remedy. It is further mutually agreed that in the event Owner commences any summary proceeding for possession of the demised premises, Tenant will not interpose any counterclaim of whatever nature or description in any such proceeding including a counterclaim under Article 4 hereof, except such counterclaim which, if not interposed, will be waived for all purposes as a matter of law.

     27.  INABILITY TO PERFORM:
          --------------------
          (a) This Lease and the obligation of Tenant to pay Rent hereunder and perform all of the other covenants and agreements hereunder on the part of Tenant to be performed shall in no way be affected, impaired or excused because Owner is unable to fulfill any of its obligations under this Lease or to supply or is delayed in supplying any service expressly or impliedly to be supplied or is unable to make, or is delayed in making any repair, additions, alterations or decorations or is unable to supply or is delayed in supplying any equipment or fixtures, if in each case Owner is prevented or delayed from so doing by reason of Force Majeure or any other cause whatsoever, other than Owner's negligence or willful misconduct.

          (b) Notwithstanding Section 27(a) above, if Tenant is precluded from using the whole of the demised premises or a portion thereof consisting of 50,000 or more contiguous rentable square feet because the demised premises or such portion thereof is untenantable for a period in excess of ten (10) consecutive days because Owner shall be unable or shall fail to supply any essential service which Owner is obligated to supply under this Lease, and provided that (i) Tenant does not occupy such space during such period for the ordinary conduct of Tenant's business, (ii) such inability or failure shall not have resulted from the negligence or willful misconduct of Tenant or Tenant's officers, contractors, agents, employees, licensees or invitees (provided that Tenant shall be responsible for Tenant's invitees only while such invitees are in the demised premises) and (iii) Owner shall not be prosecuting with all due diligence to furnish or restore the service in question, then the Rent payable under this Lease shall be abated (or in the event only a portion of the demised premises is affected, proportionately abated based upon the rentable square footage of the space that is so untenantable) for the period of time commencing on the eleventh (11th) day following the date Tenant was precluded from using the demised premises or such portion thereof by reason of such inability or failure until the earlier of such time as Tenant reoccupies the demised premises or such portion thereof for the conduct of Tenant's business, as applicable, or such time as such service is restored.

          (c) If (i) Owner fails to perform any of its obligations under this Lease (other than by reason of Force Majeure), which failure (A) materially interferes with Tenant's use of the demised premises for the ordinary conduct of Tenant's business and (B) continues for at least ten (10) consecutive Business Days after the date Tenant notifies Owner of such failure and (ii) (A) Tenant again notifies Owner after the expiration of such ten (10) Business Day period of such failure and of Tenant's intention to cure same, which notice shall state that Owner's failure to timely comply therewith shall entitle Tenant to exercise Tenant's rights under this Section 27(c) and (B) such failure continues for not less than three (3) consecutive Business Days from the giving to Owner of such second notice, provided that, in the case of a failure which by reason of Force Majeure cannot with due diligence be cured within such three (3) Business Day period, such three (3) Business Day period shall be extended for such period as may be necessary to cure such failure provided that Owner shall be diligently prosecuting such cure, then at Tenant's election and as Tenant's sole remedy, Tenant may take such actions as may be reasonably necessary to cure such failure and Owner shall reimburse Tenant for the reasonable out-of-pocket costs incurred by Tenant in performing same, provided the performance of such obligation by Tenant
     (x) takes place exclusively within the demised premises, (y) does not affect any space outside the demised premises and (z) does not affect the structure or the electrical, HVAC, plumbing, mechanical, life safety or other systems of the Building (provided, that
                                              --------
     notwithstanding the foregoing, Tenant may perform an obligation of Owner that affects a Building system, whether within or outside the demised premises, if the portion of the system on which Tenant will perform work serves no leasable space in the Building other than the demised premises). If Tenant performs any of Owner's obligations under this Lease in accordance with this Section 27(c), Owner shall pay to Tenant the reasonable costs actually incurred by Tenant in performing such obligation within thirty (30) days after receipt by Owner of a written statement as to the amount of such costs accompanied by paid invoices or other evidence reasonably satisfactory to Owner of the amount so incurred; provided, that if (1) Owner fails to pay such costs to Tenant within such thirty (30) day period and (2) Tenant thereafter obtains the determination of an arbitrator in an arbitration conducted in accordance with Article 42 below that such costs are due and owing to Tenant and Owner fails to pay such costs to Tenant within thirty (30) days after Owner is notified of such determination (provided, that the arbitration described in this clause
     (2) shall not be required unless Owner notifies Tenant, within the thirty (30) day period referred to in clause (i), that Owner contests Tenant's entitlement to such payment), then Tenant may credit such costs, together with interest thereon at the Prime Rate from the date such payment was first requested by Tenant until credited, against the next subsequent Rent payments to come due under this Lease. "Force
                                                                   -----
     Majeure" means, with respect to the occurrence of a specified date or
     -------
     event, any and all events beyond the reasonable control of Owner, including, without limitation, strikes, lockouts, acts of God, enemy actions, civil commotion or war, casualties and governmental actions, but excluding lack of funds, which events delay the occurrence of the specified date or event in question.

          (d) Anything contained in this Lease to the contrary notwithstanding, if Owner fails substantially to complete any item of Owner's Work on or before the date specified therefor on Exhibit B, and such failure continues for at least ten (10) days after the date that Tenant gives notice of such failure to Owner and to each holder of a Superior Instrument of which Tenant has notice, then at Tenant's election and as Tenant's sole remedy (i) Tenant may take such actions as may be reasonably necessary to perform such item of Owner's Work and Owner shall reimburse Tenant for the reasonable out-of-pocket costs incurred by Tenant in performing same, such reimbursement to be made within thirty (30) days after receipt by Owner of a written statement as to the amount of such costs, accompanied by paid invoices or other evidence reasonably satisfactory to Owner of the costs so incurred, and (ii) if Owner fails so to reimburse Tenant within such thirty (30) day period, Tenant may credit such costs against the next subsequent Rent payments to come due under this Lease.

          (e) Anything contained in this Lease to the contrary notwithstanding, if (i) Owner fails to pay any amount due under that certain In Rem Installment Agreement, dated December 20, 1993, between Owner and The City of New York Department of Finance, or (ii) the Building is listed or included in an in rem tax foreclosure proceeding by reason of Owner's failure to pay any other Taxes (or notice that the Building is to be so listed or included in an in rem tax foreclosure proceeding has been given to Owner), then at Tenant's election and as Tenant's sole remedy (A) Tenant may, upon not less than ten (10) days prior notice (or such shorter notice as shall be practicable if (x) title to the Building is to vest in The City of New York or (y) The City of New York would obtain a judgment of foreclosure, in either case in less than ten (10) days) given to Owner and to each holder of a Superior Instrument of which Tenant has notice, pay all or any portion of the Taxes then due and owing, together with interest and penalties, if any, payable thereon, and Owner shall reimburse Tenant for any amounts so paid by Tenant, such reimbursement to be made within thirty (30) days after receipt by Owner of a written statement as to the amount so paid accompanied by proof of payment thereof; and (B) if Owner fails so to reimburse Tenant within such thirty (30) day period, Tenant may credit such costs against the next subsequent Rent payments to come due under this Lease.

     28.  BILLS AND NOTICES:
          -----------------
          Except as otherwise in this Lease specifically provided, a notice or communication which either party is required or desires to give to the other shall be in writing and shall be given by personal delivery, certified or registered mail return receipt requested, or overnight courier, in each case addressed to the other at the address below set forth or to such other address as either party may be from time to time direct by written notice given in the manner herein prescribed.

          To Owner:           Tenth City Associates
                              26 Broadway
                              New York, New York  10004-1898

          To Tenant:          The Bear Stearns Companies, Inc.
                              One Metrotech Center North
                              Brooklyn, New York  11201
                              Attention:  Mr. James Lang
          with a copy in the case of notices alleging a Tenant default to:

                              Stroock & Stroock & Lavan
                              7 Hanover Square
                              New York, New York  10004-2696
                              Attention:  Leslie G. Kanter, Esq.

     All notices shall be deemed to have been given when actually received, as evidenced by a signed receipt. Rejection or other refusal to accept a notice, or the inability to deliver a notice because of a changed address of which no notice was given, shall be deemed to constitute receipt of such notice.

     29.  SERVICES PROVIDED BY OWNER:
          --------------------------
          (a)  Owner shall provide:

               (i) the non-exclusive service of not less than eight (8) passenger elevators (except to the extent the same may be taken out of service for repairs or maintenance) on Business Days from 8:00 A.M. to 6:00 P.M. and on Saturdays from 8:00 A.M. to 1:00 P.M., at least two (2) passenger elevators subject to call on Business Days from 6:00 P.M. to 8:00 P.M. and at least one (1) passenger elevator subject to call at all other times, and the non-exclusive service of the Building freight elevator from 8:00 A.M. to 5:00 P.M. on Business Days on a first come, first served basis;

               (ii) heat to the demised premises as seasonably required during Business Hours on Business Days;

               (iii) water for ordinary lavatory, drinking fountain and "kitchenette" type purposes, but if Tenant uses or consumes water for any other purpose or in unusual quantities (in Owner's reasonable judgment), Owner may install a water meter(s) at Tenant's expense which Tenant shall thereafter maintain at Tenant's expense in good working order and repair to register such water consumption and Tenant shall pay for water consumed in excess of the usual quantities as shown on said meter(s) as additional rent within thirty (30) days bills therefor are rendered;

               (iv) cleaning service for the demised premises (exclusive of Tenant's communications center) on Business Days in accordance with the specifications set forth on Exhibit D, provided that the
                                               ---------
          demised premises are kept in order by Tenant; and

               (v) air conditioning from 8:00 A.M. to 6:00 P.M. on Business Days during the period from May 1st to October 31st of each year, in accordance with Section 29(b) below.

          (b) (i) Tenant shall cause to be closed, and shall keep closed, all windows in the demised premises whenever the air conditioning system is in operation and at all times to cooperate with Owner and to abide by all reasonable regulations and requirements which Owner may reasonably prescribe for the proper functioning and protection of the air conditioning equipment. The system shall supply to the demised premises not less than 10% fresh air. The inside temperature shall be, with respect to not less than 90% of the demised premises, approximately 75 degrees F. dry bulb, relative humidity approximately 50%, when the outside temperature is 95 degrees E. dry bulb and 75 degrees F. wet bulb (such specification to be met on each applicable Business Day at 8:00 A.M. and thereafter throughout the Business Day until at least 6:00 P.M.).

               (ii) Subject to the other provisions of this Lease, Owner reserves the right to interrupt, curtail, stop or suspend air conditioning (whether during or after Business Hours) when necessary because of accident, repairs, alterations or improvements which in the judgment of Owner are desirable or necessary, or to comply with government restrictions in the use of materials or in the use of the air conditioning system or because of other causes beyond the reasonable control of Owner, and, except as expressly provided in this Lease, no diminution or abatement of Rent or other compensation shall or will be claimed by Tenant nor shall this Lease or any of the obligations of Tenant be affected or reduced by reasons of the interruptions, curtailment, stoppage or suspension of air conditioning. Except in the case of an emergency, Owner shall provide Tenant with reasonable advance notice of any such stoppage and its estimated duration. Owner shall use reasonable efforts, consistent with customary practice for the management of a first-class office building, to minimize interference with Tenant's use of the demised premises for the ordinary conduct of Tenant's business by reason of such stoppage and to resume such service as soon as possible. To the extent practicable, Owner shall confine such stoppages to times other than Business Hours on Business Days. If Tenant requests heat, ventilation or air conditioning, by timely notice (such notice to be given (A) not later than 12:00 noon on any Business Day for after hours service on such Business Day and (B) not later than 12:00 noon on the last Business Day before a day other than a Business Day for service on such non-Business Day), on days or hours other than the regular days or hours as above provided, then Tenant shall pay Owner's charges at the then current rate per hour for providing such additional air conditioning upon being billed by Owner and such charges shall be collectible as additional rent. If one or more tenants other than Tenant that are served by the same central fans as Tenant request overtime heating, ventilation or air conditioning during the same time as the same is requested by Tenant, then the charge for such overtime service shall be appropriately prorated between Tenant and such other tenant(s).

          (c) (i) Tenant may install supplemental air conditioning equipment, subject to charges for the energy consumed by same. Owner shall not be responsible for the operation or repair of said equipment and Tenant shall at all times have a "service or maintenance" agreement in place regarding said equipment. Charges for the energy consumed by this equipment shall be based upon an appraisal of the cost of electricity consumed by said equipment made by a company regularly engaged in the business of reading electric meters and calculating electricity consumption and an addition will be made to Tenant's monthly Rent to reflect said appraisal. Thereafter, after such company has taken twelve (12) consecutive monthly readings Owner shall calculate Tenant's average monthly usage and adjust Tenant's billing accordingly for that initial twelve (12) month period. Then the average monthly amount for the first twelve month period will be the charge that is added to Tenant's monthly Rent for the successive twelve (12) month period and a new calculation and adjustment will similarly be made every twelve (12) months.

               (ii) Tenant may install said supplemental air conditioning equipment on the setbacks on the 7th, 9th and/or 11th floors of the Building; provided, that (A) such equipment shall be located as far
               --------
     east as possible on the 51St Street side of the Building, (B) none of such equipment shall be visible from the street, (C) such equipment shall not interfere in any respect with the Building window washing equipment and (D) such installation does not violate any applicable laws, rules, regulations or insurance requirements. Owner makes no representation to Tenant as to the permissibility of such installation under applicable laws, rules, regulations and insurance requirements or the suitability of such setback for such installation. If Owner's structural engineer deems it reasonably necessary that there be structural reinforcement of such setback in connection with the installation of such equipment, Owner shall perform same at Tenant's cost and Tenant shall not perform any such installation prior to the completion of any such structural reinforcement. The installation of such equipment shall be subject to Article 3. Tenant shall be responsible for all costs and expenses for repairs and maintenance of such setback or any other part of the Building which result from Tenant's use of such setback for the installation, maintenance, repair, operation and use of such equipment. Notwithstanding the provisions of Section 3(c) above, upon the expiration of the term of this Lease, such equipment shall be removed by Tenant and Tenant shall pay for any damage to and restore such setback or any other portions of the Building to substantially their condition immediately prior to Tenant's installation of such equipment (ordinary wear and tear and damage by casualty excepted).

          (d) Subject to the other provisions of this Lease, Owner reserves the right to stop services of the heating, elevators (provided at least one elevator is made available for Tenant's use at all times), plumbing, air conditioning, power systems or cleaning or other services, if any, when necessary by reason of accident or for repairs, alterations, replacements or improvements necessary or desirable in the judgment of Owner for so long as may be reasonably required by reason thereof. If the Building supplies manually operated elevator service, Owner at any time may substitute automatic control elevator service and upon ten (10) days' written notice to Tenant, proceed with alterations necessary therefor without in any way affecting this Lease or the obligations of Tenant hereunder. The same shall be done with a minimum of inconvenience to Tenant and Owner shall pursue the alteration with due diligence.

     30.  CAPTIONS:
          --------
          The captions are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope of this Lease nor the intent of any provisions hereof.

     31.  DEFINITIONS:
          -----------
          (a)  The term "office" or "offices", wherever used in this Lease,
                         ------      --------
     shall not be construed to mean premises used as a store or stores, for the sale or display, at any time, of goods, wares or merchandise, of any kind, or as a restaurant, shop, booth, bootblack or other stand, barber shop, or for other similar purposes or for manufacturing.

          (b)  The term "Owner" means only the owner, or the mortgagee in
                         -----
     possession, for the time being of the land and Building (or the owner of a lease of the Building or of the land and Building), so that in the event of any sale or sales of said land and Building or of said lease, or in the event of a lease of said Building, or of the land and Building, the said Owner shall be and hereby is entirely freed and relieved prospectively of all covenants and obligations of Owner hereunder, and it shall be deemed and construed without further agreement between the parties or their successors in interest, or between the parties and the purchaser, at any such sale, or the said lessee of the Building, or of the land and Building, that the purchaser or the lessee of the Building has assumed and agreed to carry out any and all covenants and obligations of Owner hereunder.

          (c)  The term "Business Days" as used in this Lease shall exclude
                         -------------
     Saturdays, Sundays and all days observed by the state and federal government as legal holidays and those designated as holidays by the applicable building service union employees service contract or by the applicable Operating Engineers contract with respect to HVAC service.

          (d)  The term "Business Hours" means 8:30 A.M. to 5:30 P.M.
                         --------------

     32.  ADJACENT EXCAVATION - SHORING:
          -----------------------------
          If an excavation shall be made upon land adjacent to the Building, or shall be authorized to be made, Tenant shall afford to the person causing or authorized to cause such excavation, license to enter upon the demised premises, but only for the purpose of doing such work as shall be necessary to preserve the wall or the Building from injury or damage and to support the same by proper foundations without any claim for damages or indemnity against Owner, or diminution or abatement of Rent (except as may be otherwise expressly provided in this Lease).

     33.  RULES AND REGULATIONS:
          ---------------------
          Tenant and Tenant's servants, employees, agents, visitors and licensees shall observe and comply with the rules and regulations set forth in Exhibit E and such other and further reasonable rules and
              ---------
     regulations as Owner or Owner's agents may from time to time adopt (collectively, the "Rules and Regulations"). No rule or regulation
                         ---------------------
     adopted after the date of this Lease shall, without Tenant's consent, except to a de minimis extent, increase any of Tenant's obligations under this Lease or reduce any of Tenant's rights under this Lease or reduce any of Owner's obligations under this Lease. Tenant shall be given not less than thirty (30) days' notice of any additional rules or regulations, in such manner as Owner may reasonably elect. In case Tenant disputes the reasonableness of any additional rule or regulation hereafter made or adopted by Owner or Owner's agents, the parties hereto agree to submit the question of the reasonableness of such rule or regulation for arbitration in accordance with Article 42 below. The right to dispute the reasonableness of any additional rule or regulation upon Tenant's part shall be deemed waived unless the same shall be asserted by service of a notice, in writing upon Owner within thirty (30) days after the giving of notice thereof. Tenant's compliance with any such additional rule or regulation shall not be deemed a waiver of Tenant's right to contest the reasonableness thereof in accordance with this
     Article 33. Owner shall not enforce any of the Rules and Regulations against Tenant in a discriminatory manner. Nothing in this Lease contained shall be construed to impose upon Owner any duty or obligation to enforce the Rules and Regulations or terms, covenants or conditions in any other lease, as against any other tenant and Owner shall not be liable to Tenant for violation of the same by any other tenant, its servants, employees, agents, visitors or licensees.

     34.  SIGNAGE:
          -------
          (a) Subject to the provisions of Section 34(b), Tenant shall have the non-exclusive right to place signs containing Tenant's name in the lobby of the Building and on the exterior of the Building; provided, that all such signage shall (i) be compatible with the first-class nature of the Building and the design of the area in which such signage is to be placed and (ii) be subject to Owner's prior consent, not to be unreasonably withheld, as to the size, location, color, layout, materials and method of installation.

          (b) The provisions of Section 34(a) shall be null and void and of no further force and effect, and Owner shall have the right to remove any signage theretofore installed by Tenant, if (i) The Bear Stearns Companies, Inc. is no longer the Tenant under this Lease, (ii) the demised premises consists of less than 125,000 rentable square feet in the Building, (iii) The Bear Stearns Companies, Inc. (together with its Affiliates and Correspondents) shall be occupying less than 75% of the then demised premises or (iv) The Bear Steams Companies, Inc. shall be in default under this Lease beyond any applicable period of grace.

          (c) Upon the expiration of the term of this Lease (or earlier, if required by Owner under Section 34(b)), any signage of Tenant shall be removed by Tenant and Tenant shall reimburse Owner for any costs incurred by Owner to repair or restore the areas from which such signage was removed (ordinary wear and tear excepted).

     35.  ESTOPPEL CERTIFICATE:
          --------------------
          Tenant or Owner, at any time, and from time to time, upon at least ten (10) days' prior written notice given by the other party, shall execute, acknowledge and deliver to the other party, and/or to any other person or entity specified by the other party, a statement certifying that this Lease is unmodified and in full force and effect (or, if there have been modifications, that the same is in full force and effect as modified and stating the modification), stating the dates to which the Base Rent and additional rent have been paid and stating whether or not, to the best knowledge of the certifying party, there exists any default by the other party under this Lease, and, if so, specifying each such default.

     36.  SUCCESSORS AND ASSIGNS:
          ----------------------
          The covenants, conditions and agreements contained in this Lease shall bind and inure to the benefit of Owner and Tenant and their respective heirs, distributees, executors, administrators, successors, and except as otherwise provided in this Lease, their assigns.

     37.  LATE CHARGE:
          -----------
          If Tenant fails to pay any Base Rent or additional rent as herein provided, Tenant shall pay interest thereon from the date when such Base Rent or additional rent became due and payable to the date of Owner's receipt thereof at a rate per annum equal to the lesser of (a) the base lending rate from time to time announced by Citibank, N.A. (or, if Citibank, N.A., shall not exist, such other bank in New York, New York, as shall be designated by Owner in a notice to Tenant) to be in effect at its principal office in New York, New York (the "Prime
                                                                   -----
     Rate") plus 4% or (b) the maximum rate permitted by law.
     ----

     38.  REAL ESTATE TAX ESCALATION:
          --------------------------
          (a) If the amount of real estate taxes, assessments, sewer rents, rates and charges, county taxes, transit taxes, or any other governmental charge, general, special, ordinary or extraordinary, foreseen or unforeseen (hereinafter collectively called "Taxes") which
                                                              -----
     may now or hereafter be levied or assessed against the land upon which the Building stands and upon the Building (hereinafter collectively called the real property) attributable to any tax year (July 1 to June
     30) subsequent to the Base Tax Year shall be greater than the amount of Taxes on the real property attributable to the tax year July 1, 1994 -

     June 30, 1995 (the "Base Tax Year"), then Tenant shall pay to Owner as
                         -------------
     additional rent Tenant's share of the increase in Taxes for such tax year. If due to a future change in the method of taxation any franchise, income, profit or other tax shall be levied in substitution for or in lieu of any tax which would otherwise constitute Taxes hereunder, or a tax or excise shall be imposed upon or measured by rents, such franchise, income, profit or other tax, or tax or excise imposed upon or measured by rents, shall be deemed to be Taxes for the purposes hereof, but only to the extent the same would be payable by Owner if the real property were the only property owned by Owner. Taxes shall not include (i) except for substitute taxes described in the preceding sentence, any succession, gains, recording, income, franchise, transfer, inheritance, capital stock, excise, excess profits, occupancy or rent, gift, estate, foreign ownership or control, payroll or stamp tax of Owner or any superior party, or any other tax, assessment, charge or levy on the Rent reserved under this Lease or (ii) any penalties, interest or late charges imposed against Owner or any superior party with respect to real estate taxes, assessments and the like which are otherwise includable within Taxes, unless such penalties, interest or late charges result from Tenant's failure timely to pay Tenant's Share of Taxes pursuant to this Article
     38. Owner represents to Tenant that, as of the date of this Lease, Tenant's Share represents the proportion which the rentable square footage of the demised premises bears to the rentable square footage of the Building. "Tenant's Share" means (A) 23.8884% for so long as
                        --------------
     the only space in the Building leased by Tenant is the space initially demised under this Lease (exclusive of the Expansion Space), (B) 24.4591% from and after the Expansion Space Inclusion Date (assuming that Tenant is not then leasing any other space in the Building not initially demised to Tenant under this Lease) and (C) subject to such further adjustment from time to time as may be provided for in accordance with the provisions of this Lease.

          (b) Owner may take the benefit of the provisions of any statute or ordinance permitting any Taxes to be paid over a period of time and the installments of any such Taxes as shall become due and payable during any years of the term of this Lease or any renewal hereof shall be included in the calculation of Tenant's Share of the tax increase provided. Any amount due Owner under the provisions of this Article 38 shall be paid within thirty (30) days after Owner shall have submitted a bill and statement to Tenant showing in reasonable detail the computation of the amount due Owner, but such bill shall not be payable prior to the date that is twenty (20) days before the date on which payment by Owner of the installment upon which Owner's bill to Tenant is based is due. Upon request, Owner shall provide to Tenant a copy of the receipted tax bill for the Building. Any such tax increase for the tax year in which this Lease shall end shall be apportioned so that Tenant shall pay Tenant's share of only that portion thereof which corresponds with the portion of said tax year which is within the term hereby demised. The amount of Taxes for the Base Tax Year, against which Tenant's liability for additional rent in subsequent years is determined, shall be the amount thereof finally determined to be legally payable by legal proceedings or otherwise.

          (c) If Owner shall receive any tax refund in respect of any tax year following the Base Tax Year with respect to which Tenant shall have paid any moneys pursuant to Section 38(a), Owner may retain out of such tax refund any reasonable expense incurred by it in obtaining such refund and out of any of the then remaining balance of such tax refund, Owner shall pay to Tenant, provided Tenant is not in continuing default under this Lease beyond applicable notice and grace periods, the percentage specified in Section 38(a) of such remaining balance of such tax refund.

     39.  OPERATING EXPENSE ESCALATION:
          ----------------------------
          (a) If the cost of maintaining and operating the Building (as if the Building were fully occupied in theory or in fact) (hereinafter referred to as "operating expense" as such term operating expense is hereinafter defined) for any calendar year during the term hereof subsequent to the Basic Year shall be greater than the operating expense (as if the Building were fully occupied in theory or in fact) for the calendar year 1994 (the "Basic Year"), then the Tenant, as
                                      ----------
     additional rent, shall pay to Owner Tenant's Share of such increase. For the purpose of this Article 39 the term operating expense or "cost of labor and materials for maintaining and operating the Building" shall mean any and all costs and expenses (exclusive of Taxes) actually paid by, incurred by or charged to Owner in connection with the operation, servicing and maintenance of the Building (as if fully occupied in theory or in fact), including, without limitation, materials, fuels, supplies and the wages and salaries paid to all persons up to and including the level of building manager engaged in the operation, maintenance and repair of the Building for the subject period and of so-called "fringe benefits", and in addition all social security taxes, unemployment insurance taxes, cost of providing coverage for disability benefit provisions imposed by law, cost of any pension, hospitalization, welfare or retirement plan, or any other similar or like expense incurred under the provisions of any collective bargaining agreement, or any other cost or expense which Owner in good faith pays or incurs to provide benefits for employees so engaged. Persons engaged in the operation, maintenance and repair of the Building shall include all persons engaged in cleaning and janitor work, elevator starters, porters, maintenance people, watchmen, matrons, mechanics, engineers, superintendents or any other person up to and including the level of building manager so engaged whether or not specifically mentioned herein. If any of the work of maintaining and operating the Building as hereinbefore specified at any time shall be done by an independent contractor whether or not under contract with Owner or its representative, then the amount for such work by any independent contract shall be an operating expense for the purpose of this Article
     39. Operating expense shall also include amortization of costs (on a straight-line basis over a depreciable life consistent with generally accepted accounting principles), including actual or imputed financing or leasing costs, incurred by Owner for any equipment, device or capital improvement installed by Owner (any such equipment, device or capital improvement being herein called an "Amortized Capital
                                                 -----------------
     Improvement") which is (i) designed as a Building-wide, labor-saving
     -----------
     measure or designed to effect other Building-wide economies or efficiencies in the operation or maintenance of the Building (but the amount included in any year with respect to any Amortized Capital Improvement so designed shall not exceed the amount by which operating expenses were reduced in that calendar year by reason of such Amortized Capital Improvement) or (ii) which is required by any applicable laws, rules or regulations enacted, or with respect to which the applicable obligation to comply first arises, after the date of this Lease.

          (b) Prior to January 1, 1995, Owner shall present to Tenant a reasonable estimate of Tenant's Share of operating expense for such calendar year ("Tenant's Estimated Share"). Tenant shall pay Tenant's
                     ------------------------
     Estimated Share for each calendar year in 12 equal monthly installments in advance commencing on January 1, 1995 and on the first day of each and every month thereafter. If Owner fails timely to deliver to Tenant notice of Tenant's Estimated Share, Tenant shall continue to pay Tenant's Share of operating expense based on Tenant's Estimated Share theretofore in effect until thirty (30) days after receipt of a new notice from Owner. After Owner notifies Tenant of Tenant's Estimated Share for any calendar year, Tenant's Estimated Share for such calendar year and Tenant's monthly installments may be adjusted one time during such calendar year by notice from Owner to Tenant in order to reflect increases or decreases in Owner's reasonable estimate of operating expense for such calendar year. Within one hundred and twenty (120) days after the end of the calendar year in which the term of this Lease begins and of each calendar year thereafter, Owner shall provide to Tenant a reasonably itemized statement showing the operating expense for such calendar year, and a statement prepared by Owner comparing the amount paid by Tenant in respect of Tenant's Estimated Share with such statement. If the amount paid by Tenant in respect of Tenant's Estimated Share exceeds the amount properly payable by Tenant in respect of Tenant's Share of operating expense for such calendar year, Owner shall pay to Tenant (which, at Owner's option, may be in the form of a credit against the Rent next due) an amount equal to such excess. If the amount properly payable by Tenant in respect of Tenant's Share of operating expense exceeds the amount paid by Tenant in respect of Tenant's Estimated Share for such calendar year, Tenant shall pay to Owner, within thirty (30) days after receipt of the statement, an amount equal to such difference.

          (c) If the last year of the term of this Lease ends on any day other than the last day of a calendar year, any payment due by reason of any increase in operating expense shall be prorated and Tenant shall pay any amount due Owner within thirty (30) days after being billed therefor.

          (d) All statements furnished by Owner pursuant to this Article 39 shall be prepared by an independent Certified Public Accountant in accord with generally accepted accounting principles.

          (e) Notwithstanding anything in this Article 39 to the contrary, the term "operating expense" as used herein specifically excludes the following: interest expense; mortgage payments; other debt service; ground rent; advertising and promotional expenditures; real estate brokerage commissions or other expenses incurred in the leasing of space; expenditures deemed by generally accepted accounting principles to be of a capital nature (except operating expense shall include any Amortized Capital Improvement and depreciation of the cost of any replacement item which, in accordance with generally accepted accounting principles, is depreciable over a period of not more than 10 years and the depreciation of any costs incurred for hand tools or movable equipment); items peculiar to one tenant for which Owner has been reimbursed by that tenant; executives above the grade of building manager salaries, bonuses, other direct compensation and fringe benefits; Owner's contribution or any funds or money given to other tenants in cash, by offset or otherwise, or work done for other tenants in connection with the leasing of space in the Building; franchise, gross receipts, unincorporated business, inheritance, foreign ownership or control or income tax imposed upon Owner; costs incurred in connection with the transfer or disposition of direct or indirect ownership in the Building or Owner; court costs, attorneys' fees and disbursements in connection with any summary proceeding to dispossess any tenant; depreciation; legal, accounting and other professional fees and disbursements other than those incurred in connection with the operation and management (but not the Leasing) of the Building; the cost of any work or service provided for another tenant at that tenant's sole cost and expense; lease take-over costs; depreciation, interest and amortization; cost of repairs or replacements incurred by reason of fire or other casualty or condemnation to the extent reimbursed by the proceeds of insurance or any condemnation proceedings; the cost of any work or service performed for any party or tenant of the Building other than Tenant and which is not performed for Tenant or for any facility other than the Building; the cost of any additions to the Building after the date of this Lease and any costs arising therefrom (including, without limitation, increased taxes and operating expenses); any costs included in operating expenses representing an amount paid to an Affiliate of Owner which is in excess of the competitive amount that would have been paid in the absence of such relationship; charges (including applicable taxes) for electricity and other utilities which Tenant is obligated to pay or for which Owner is entitled to reimbursement from Tenant or any other tenant or other party (other than by way of payments for operating expenses); all costs incurred in connection with a sale of the land and/or the Building or any interest therein; any costs which duplicate costs for which Owner is reimbursed by Tenant under other provisions of this Lease; the cost of any repairs or improvements to leasable areas of the Building (which for purposes hereof shall be deemed to exclude any repairs to common areas, common systems and the Building's structure and core); the cost of any work or service performed for or facilities furnished to any tenant of the Building to the extent the same is performed or furnished to a greater extent or in a manner more favorable to such tenant than that performed for or furnished to Tenant under this Lease; and any costs which duplicate costs for which Owner is reimbursed by any other party.

          (f) Tenant and Tenant's authorized representatives shall have the right to examine Owner's records, files and books for all years during the term of this Lease as they relate to statements of operating expense used by Owner to bill Tenant pursuant to this
     Article 39 provided that Tenant gives Owner notice of its desire to do so within one hundred and eighty (180) days of being billed by Owner therefor. In no event shall the provisions of this Section 39(f) be deemed to limit any rights of Tenant at pre-trial discovery and disclosure in any action or proceeding. Payment by Tenant of amounts due by Tenant under this Article 39 shall not preclude Tenant from later disputing, in accordance herewith, the correctness thereof.

          (g) As used in Section 39(a), the phrase "as if the Building were fully occupied in theory or in fact" means that if during all or part of any year (including, without limitation, the Basic Year), Owner shall not furnish any particular item(s) of work or service (which would constitute an operating expense) to portions of the Building, due to the fact such portions are not occupied or leased, or because such item of work or service is not required or desired by the tenant of such portion, or such tenant is itself obtaining and providing such item of work or service, then, for the purpose of computing the additional rent payable hereunder, the amount of operating expense for such item for such period shall be increased by an amount equal to the actual incremental cost which would reasonably have been incurred during such period by Owner if it had at its own expense furnished such item of work or services to such portion of the Building.

          (h) All contracts for services included within operating expenses shall, if appropriate in Owner's reasonable judgment, be competitively bid by Owner. If any reimbursement or refund of an amount included in operating expenses in a particular year is received by Owner in a later year, then such reimbursement or refund shall be applied against the operating expenses for such later year; provided, however, that, if the term of this Lease has then expired, Tenant's Share for such item shall be refunded by Owner to Tenant within thirty
     (30) days after Owner shall have received the same. It is the intention of the parties that operating expenses for the Basic Year shall not be kept artificially low for the purpose of increasing Tenant's operating expense payments in subsequent years, and, accordingly (and by way of example only) Owner shall not, solely for the purpose of so increasing Tenant's operating expense payments: (i) enter into any contract for services extending beyond the Basic Year which artificially defers or "back-loads" payments to subsequent years or (ii) utilize one contractor to perform a service or services during the Basic Year, and another contractor during later years to perform the same service(s) at a higher cost.

     40.  BROKERAGE:
          ---------
          Tenant warrants to Owner and Owner warrants to Tenant that the only broker with whom they dealt concerning this Lease and the demised premises was Koeppel Tener Real Estate Services, Inc., Owner's exclusive leasing agent for the Building. Owner shall to pay a commission to said broker in accordance with a separate agreement between Owner and said broker. Tenant shall indemnify and hold Owner harmless from and against any claim or claims for brokerage or other commissions arising from or out of any breach by Tenant of the foregoing warranty. Owner shall indemnify and hold Tenant harmless from and against any claim or claims for brokerage or other commissions arising from or out of any breach by Owner of the foregoing warranty.

     41.  RENEWAL OPTION:
          --------------
          (a) Provided that on the date that Tenant exercises the Renewal Option and on the commencement of the Renewal Term (i) this Lease is in full force and effect, (ii) The Bear Stearns Companies, Inc. (together with its Affiliates and Correspondents), occupies at least 50% of the demised premises and (iii) Tenant has not exercised a Termination Option, Tenant shall have the option (the "Renewal
                                                            -------
     Option") to extend the term of this Lease for an additional period of
     ------
     5 years, commencing on January 1, 2005 to and including December 31, 2009 (the "Renewal Term").
                ------------
          (b) Tenant shall exercise the Renewal Option by delivering to Owner notice of such exercise (the "Renewal Notice") on or before
                                         --------------
     December 31, 2003. If Tenant fails timely to give the Renewal Notice, the Renewal Option shall be terminated and deemed waived by Tenant.
     If this Lease shall be terminated before the commencement of the Renewal Term, the Renewal Option or Tenant's exercise thereof, or the Renewal Term or lease created by any such exercise, shall be abrogated and rendered null and void. If Tenant at any time exercises a Termination Option, the Renewal Option shall be terminated and deemed waived by Tenant.

          (c) The Renewal Term shall be upon the same terms and conditions as are contained in this Lease except that:

               (i) the Base Rent during the Renewal Term shall be at an annual rate equal to the sum of (A) the greater of (x) the Base Rent payable under this Lease as of the last day of the initial term of this Lease, exclusive of the then applicable Inclusion Amount, if any, or (y) the fair market rent for the demised premises for the Renewal Term (the "Market Rent"), as determined
                                              -----------
          pursuant to Section 41(d) below, plus (B) the then applicable Inclusion Amount, if any;

               (ii) Tenant shall have no option to renew this Lease beyond the expiration of the Renewal Term; and

               (iii) the demised premises shall be delivered in their existing condition (on an "as is" basis) at the time the Renewal Term commences (and Owner shall have no obligation to perform any of Owner's Work).

          (d) Within twenty (20) days after the giving of the Renewal Notice, Owner shall give to Tenant a notice (the "Market Rental
                                                       -------------
     Notice") setting forth Owner's determination of the Market Rent.
     ------
     Tenant may dispute Owner's determination of the Market Rent by notice delivered to Owner not later than ten (10) Business Days after delivery to Tenant of the Market Rental Notice (which notice shall set forth Tenant's determination of the Market Rent), in which event either party may submit the determination of the Market Rent to arbitration as provided in Article 42, subject to the modifications in
     Section 41(e) below and subject to the further modification that the determination of the arbitrator shall not be binding on the parties and the provisions of Section 41(f) below shall apply notwithstanding the determination of the arbitrator. Failure by Tenant to dispute Owner's determination of the Market Rent within ten (10) Business Days after the giving of the applicable Market Rental Notice shall bind Tenant to Owner's determination of the Market Rent.

          (e) If the Market Rent for the Renewal Term or the fair market rent for any Offer Space is submitted to arbitration in accordance with Article 42 hereof, the following modifications shall be made to the arbitration procedure:

               (i) On the twentieth (20th) day after the arbitrator is appointed or selected, the parties shall each simultaneously submit in sealed envelopes their opinions of the fair market rent, together with any written arguments or data in support of said opinions, to the arbitrator. Failure by either party timely to submit its opinion to the arbitrator shall constitute acceptance by such party of the opinion submitted by the other party (except in the case of Market Rent which shall be subject to Section 41(f) below) and a waiver of the right to arbitration.

               (ii) Within twenty (20) days after the submission by the parties to the arbitrator of their opinions of the fair market rent, the arbitrator shall determine the fair market rent by selecting the one of the two opinions submitted by the parties that the arbitrator determines is closest to the arbitrator's determination of fair market value.

               (iii) In rendering such decision, the arbitrator shall determine the fair market rent that would be agreed upon by Owner and a new unrelated third party tenant, and in connection therewith shall assume or take into consideration as appropriate all of the following: (A) Owner and prospective tenant are typically motivated; (B) Owner and prospective tenant are well informed and well advised and each is acting in what it considers its own best interest;
     (C) a reasonable time under then-existing market conditions is allowed for exposure of the demised premises on the open market; (D) the rent is unaffected by concessions, special financing amounts and/or terms, or unusual services, fees, costs or credits in connection with the leasing transaction; (E) the demised premises are fit for immediate occupancy and use "as-is" and require no additional work by Owner and that no work has been carried out therein by Tenant, any subtenant, or their predecessors in interest during the term which has diminished the rental value of the demised premises; (F) if the demised premises have been destroyed or damaged by fire or other casualty, they have been fully restored; (G) the demised premises are to be let with vacant possession and subject to the provisions of this Lease for a ten year term; (H) market rents then being charged for comparable space in other similar office buildings in the same area; (I) the number of rentable square feet contained in the demised premises shall be the same as that originally agreed to by Owner and Tenant; (J) the Base Tax Year and the Basic Year for purposes of Articles 38 and 39 shall be as stated herein (for example, if the Market Rent based on a calendar year 2004 base year for Taxes and operating expenses would be $50.00, and the escalations payable by Tenant under Article 38 and 39 during calendar year 2004 are $10.00, then the Market Rent shall be $40.00 and Tenant shall continue to pay Taxes and operating expenses in accordance with Articles 38 and 39 utilizing the Base Tax Year and Basic Year set forth therein); (K) a full brokerage commission shall be payable by Owner, on then-market terms and (L) no amount shall be included in such fair market rent in respect of electricity consumed by Tenant in the demised premises. In rendering such decision and award, the arbitrator shall not modify the provisions of this Lease.

          (f) If within ninety (90) days after the giving of the Renewal Notice, Owner and Tenant shall not have agreed as to the Market Rent (whether or not the dispute shall have been submitted to arbitration, and whether or not the arbitrator shall have rendered a determination), then, without any further act required on the part of Tenant or Owner (i) Tenant's exercise of the Renewal Option, and the Renewal Term and any lease created by such exercise, shall be abrogated and rendered null and void, (ii) Tenant shall have no further right to exercise the Renewal Option and (iii) the term of this Lease shall be extended until March 31, 2005 upon all of the same terms and conditions set forth in this Lease as though such date were the date originally set forth for the expiration of the term of this Lease.

          (g) Promptly after the date that Owner and Tenant agree as to the Market Rent, Owner and Tenant shall confirm the resulting extension of the term of this Lease by executing and delivering a separate confirmatory instrument reasonably satisfactory to Owner and Tenant; provided, that failure to execute and deliver such instrument shall not affect the extension of the term of this Lease in accordance with this Article 41.

     42.  ARBITRATION:
          -----------
          (a) Whenever any provision of this Lease provides that a matter shall be determined by arbitration and either party requests the other that such matter be so determined, then such matter shall be finally determined in New York County by a single independent arbitrator who shall be sworn fairly and impartially to perform his or her duties as arbitrator, shall not be a present or past employee of Owner, Tenant, any of their respective Affiliates or any Corespondent Firm, and shall have at least 10 years experience in the leasing or management of office space in the midtown Manhattan office market, and shall be governed (except as otherwise provided in this Lease) in accordance with the Rules for Commercial Arbitration of the American Arbitration Association (or any successor thereto). If the parties are unable to agree on an arbitrator within 15 days after request for such arbitrator, then either party on behalf of both may request such appointment by the then president of The Real Estate Board of New York, Inc. (or any successor organization) or, in his absence, refusal, failure or inability to act, either party may apply to the presiding justice of the highest court in New York County for the appointment of such third arbitrator, and the other party shall not raise any question as to the court's full power and jurisdiction to entertain the application and make the appointment. Judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction. The fees and expenses of any arbitration shall be borne by the parties equally, but each party shall bear the expense of its own attorneys and experts and the additional expenses of presenting its own proof.

          (b) Owner and Tenant shall sign all documents and do all other things necessary to submit any such matter to arbitration and each hereby waives any and all rights it may at any time have to revoke its agreement hereunder to submit to arbitration and to abide by the decision rendered thereunder.

          (c) In any dispute relating to the reasonableness of the grant or denial of a consent by the other party with respect to which this Lease expressly provides for the resolution of such dispute by arbitration, either party may submit to binding arbitration under the then applicable expedited procedures provisions of the Commercial Arbitration Rules of the American Arbitration Association ("AAA"). In
                                                                 ---
     cases where the parties utilize such arbitration: (i) the parties shall have no right to object if the arbitrator so appointed was on the list submitted by the AAA, was not objected to in accordance with said rules and otherwise meets the requirements of Section 42(a), (ii) the first hearing shall be held within seven (7) Business Days after the appointment of the arbitrator, (iii) if the arbitrator shall find that a party acted unreasonably in withholding or delaying a consent or approval, such consent or approval shall be deemed granted, and
     (iv) the losing party in such arbitration shall pay the arbitration costs charged by AAA and/or the arbitrator, but shall not be subject to any other damages, nor shall the same give rise to any other rights or remedies on the part of the prevailing party.

     43.  TENTH FLOOR EXPANSION SPACE:
          ---------------------------
          (a) Tenant shall be obligated to lease the portion of the tenth floor of the Building designated as suite "1000" on Exhibit A-4 hereto the "Expansion Space"), in accordance with this Article 43.
          ---------------
          (b) Effective as of the Expansion Space Inclusion Date, the Expansion Space shall become part of the demised premises without any further act of Owner or Tenant and upon all of the terms and conditions of this Lease, except that (i) the Expansion Space shall be delivered to Tenant in its then existing condition, on an "as is" basis, on the Expansion Space Inclusion Date (and Owner shall have no obligation to perform any of Owner's Work in connection therewith),
     (ii) Tenant shall pay electricity charges with respect to the Expansion Space from and after the Expansion Space Inclusion Date,
     (iii) Tenant shall pay Base Rent in respect of the Expansion Space commencing on the date (the "Expansion Space Rent Commencement Date")
                                  --------------------------------------
      that is six months after the Expansion Space Inclusion Date, (iv) the Base Rent in respect of the Expansion Space shall be as set forth in
     Section 1(c)(ii) above, and (v) Tenant's Share shall be increased as of the Expansion Space Inclusion Date by .5707% (as set forth in Section 38(B)).

          (c)  "Expansion Space Inclusion Date" means March 1, 1995;
                ------------------------------
     provided, that if on the Expansion Space Inclusion Date there is
     --------
     a holdover tenancy in all or any portion of the Expansion Space or Owner is otherwise unable to deliver legal possession thereof to Tenant, then the Expansion Space Inclusion Date shall be the first date on which such holdover tenancy no longer exists or on which Owner delivers legal possession thereof to Tenant, whichever is later.

          (d) Promptly after the occurrence of the Expansion Space Inclusion Date, Owner and Tenant shall confirm the occurrence thereof and the inclusion of the Expansion Space in the demised premises by executing and delivering a separate confirmatory instrument reasonably satisfactory to Owner and Tenant; provided, that failure by Owner or
                                       --------
     Tenant to execute and deliver such instrument shall not affect the inclusion of the Expansion Space in the demised premises in accordance with this Article 43.

          (e) If on the Expansion Space Inclusion Date there is a holdover tenancy in all or any portion of the Expansion Space, Owner shall use reasonable efforts (including the commencement and prosecution of summary dispossess proceedings) to terminate such holdover tenancy. Owner shall keep Tenant advised of Owner's efforts to terminate such holdover tenancy.

          (f) The provisions of Sections 43(c) and (e) are intended to constitute an express provision to the contrary for purposes of
     Section 223-a of the Real Property Law of the State of New York and any other law of like import now or hereafter in effect.

     44.  OFFER SPACE OPTION:
          ------------------
          (a)  As used herein:

               "Available" means, as to any Offer Space, that such space is
                ---------
          vacant and free of any present or future possessory right in favor of any third party. Any space that is vacant on the date of this Lease shall not be considered Available unless such vacant space is leased after the date hereof and subsequently becomes Available.

               "Offer Space" means any Available office space on or above
                -----------
          the 2nd floor, and on or below the 19th floor, of the Building (exclusive of the demised premises) and comprised of at least 7,500 contiguous rentable square feet on one floor.

               "OS Inclusion Date" means, as to any Offer Space, the later
                -----------------
          of (i) the date Tenant gives an Offer Acceptance Notice with respect to such Offer Space and (ii) the date that such Offer Space is first Available and vacant possession of such space has been delivered to Tenant.

          (b) Subject to paragraph (c) below, if at any time during the term of this Lease any Offer Space becomes, or Owner reasonably anticipates that within the next 12 months it will become, Available, Owner shall give Tenant prompt notice (an "Offer Notice") thereof;
                                                ------------
     specifYing (i) the location of such Offer Space, (ii) the date or approximate date that such Offer Space has or shall become Available,
     (iii) the rentable area of such Offer Space and (iv) Owner's determination of the fair market rental value of the Offer Space in question as of the applicable OS Inclusion Date. Provided that on the date that Tenant exercises an Offer Space Option and on the applicable OS Inclusion Date (A) this Lease is in full force and effect, (B) Tenant is not in default under this Lease beyond any applicable notice and grace period, (C) the demised premises consists of not less than 125,000 rentable square feet in the Building, (D) The Bear Stearns Companies, Inc. (together with its Affiliates and Correspondents) occupies not less than 50% of the then demised premises and (E) there are not less than 3 years remaining in the term of this Lease (including the term of any exercised Renewal Option), Tenant shall have the option (the "Offer Space Option"), exercisable by notice (the
                           ------------------
     "Offer Acceptance Notice") given to Owner on or before the date that
      -----------------------
     is 10 Business Days after the giving of the Offer Notice, to include such Offer Space in the demised premises.

          (c) Owner shall not grant to any other tenant in the Building, with respect to space that may constitute Offer Space, any right in the nature of a right of first offer or right of first refusal which is, in either case, superior to the rights of Tenant under this
     Article 44; except that Owner may grant any such superior right to another tenant, if, at the time such right is granted, such other tenant leases more rentable square feet of space (in the aggregate) in the Building than Tenant.

          (d) If Tenant timely exercises the Offer Space Option with respect to any Offer Space, such Offer Space shall on the applicable OS Inclusion Date become part of the demised premises without any further act by Owner or Tenant and upon all of the terms and conditions set forth in this Lease except that:


               (i) such Offer Space shall be delivered to Tenant in its then existing condition, on an "as is" basis on the OS Inclusion Date for such Offer Space (and Owner shall have no obligation to perform any of Owner's Work);

               (ii) the Base Rent for the Offer Space in question shall be the sum of (A) the greater of (x) the Base Rent then payable under this Lease, exclusive of the then applicable Inclusion Amount, if any, or (y)the fair market rental value as determined by Owner and set forth in the Offer Notice (or, if Tenant shall dispute Owner's determination by noting such dispute in the Offer Acceptance Notice, as determined by arbitration in accordance with Article 42, as modified by the provisions of Section 41(e) above), plus (B) the then applicable Inclusion Amount, if any, and shall be payable at the same time and in the same manner as the Base Rent applicable to the space initially demised under this Lease;

               (iii) Tenant's Share shall be proportionately increased as of the applicable OS Inclusion Date based on the rentable square footage of the Offer Space in question;

               (iv) if the electricity consumed in such Offer Space is not measured by a Tenant submeter, then the Inclusion Amount shall be increased by the product of (A) $2.50, as such amount may be adjusted in accordance with Section 12(a) above and (B) the rentable square footage of the Offer Space in question; and

               (v) payment of Base Rent, real estate tax escalations in accordance with Article 38, operating expense escalations in accordance with Article 39, and electricity charges applicable to the Offer Space in question shall commence on the applicable OS Inclusion Date.

          (e) If arbitration concerning Base Rent for any Offer Space shall not be concluded before the date set for commencement of Base Rent payments for such Offer Space, Tenant shall pay Base Rent to Owner for such Offer Space at the annual rent equal to the fair market rental value specified in the Offer Notice therefor. If Base Rent for such Offer Space as determined by arbitration is less than such fair market rental value, then Owner shall refund to Tenant, within thirty
     (30) days after the arbitration determination, any amount overpaid by Tenant on account of such Base Rent.

          (f) If Tenant does not timely deliver an Offer Acceptance Notice with respect to any Offer Space, Owner may enter into a lease of such Offer Space with a third party on such terms and conditions as Owner shall determine and Owner shall have no obligation to again offer such Offer Space to Tenant. Notwithstanding the foregoing, Owner shall give to Tenant an

     Offer Notice and Tenant shall have the right to exercise the Offer Space Option in accordance with the terms and conditions of this
     Article 44 if such Offer Space thereafter again becomes Available.

          (g) Promptly after the occurrence of any OS Inclusion Date, Owner and Tenant shall confirm the occurrence thereof and the inclusion of the applicable Offer Space in the demised premises by executing and delivering an instrument reasonably satisfactory to Owner and Tenant; provided, that failure by Owner or Tenant to execute
                       --------
     such instrument shall not affect the inclusion of the applicable Offer Space in the demised premises in accordance with this Article 44.

          (h) The Offer Space Option shall be null and void and of no further force or effect if (i) The Bear Stearns Companies, Inc. is no longer the Tenant under this Lease, (ii) the demised premises consists of less than 125,000 rentable square feet in the Building or (iii) The Bear Stearns Companies, Inc. shall be in default under this Lease beyond any applicable period of grace.

     45.  TENANT'S TERMINATION OPTION:
          ---------------------------
          (a)  Tenant shall have the option (each, a "Termination Option")
                                                      ------------------
     (i) to terminate this Lease effective as of December 31, 2000 or (ii) to terminate this Lease effective as of December 31, 2002 (in either case, a "Termination Date"), by giving notice of such election (the
              ----------------
     "Termination Notice") to Owner, in either case, no later than 9 months
      ------------------
     prior to the applicable Termination Date.

          (b) If Tenant fails timely to give a Termination Notice, the applicable Termination Option shall be abrogated and be deemed waived by Tenant.

          (c) If Tenant at any time exercises the Renewal Option, any then unexpired Termination Options shall be abrogated and be deemed waived by Tenant.

          (d) If Tenant timely exercises a Termination Option, then on the applicable Termination Date this Lease shall terminate as if the Termination Date was the date set forth above for the expiration of this Lease.

          IN WITNESS WHEREOF, Owner and Tenant have executed this Lease as of the day and year first above written.

               OWNER:         TENTH CITY ASSOCIATES



                              By:
                                 ------------------------------------------
                                 Name:
                                 Title:


               TENANT:        THE BEAR STEARNS COMPANIES, INC.



                              By:
                                 ------------------------------------------
                                 Name:
                                 Title: